UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  June 15, 2012

Bridgeway Acquisition Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-54224	80-0654192
(Commission File Number)	(IRS Employer Identification No.)

No. 88, Taishan Street
Beigang Industrial Zone
Longgang District, Huludao
Liaoning Province, China
(Address of Principal Executive Offices)

(86) 0429-3181998

(Registrant's Telephone Number, Including Area Code)

76 Lagoon Road, Belvedere, California, 94920

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which reflect our views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words "anticipates", "believes", "estimates", "expects", "plans", "projects", "targets" and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. Except to the extent required by applicable securities laws, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that may cause actual results to differ from those projected include the risk factors specified below.

USE OF DEFINED TERMS; CONVENTIONS

Except where the context otherwise requires and for the purposes of this report only:

●	"we," "us," "our company," "our" “Company” and "Bridgeway" refer to the combined business of Bridgeway Acquisition Corp. and/or its consolidated subsidiaries, as the case may be;
●	"Dragons Soaring" refers to Dragons Soaring Limited (BVI), our direct, wholly-owned subsidiary, a BVI corporation;
●	"Huashi International" refers to Huashi International Holdings Group Limited(Hong Kong), our indirect, wholly-owned subsidiary, a Hong Kong corporation;
●	"Huashida Consulting" refers to Huashida Information Consulting (Shenzhen) Co., Ltd. our indirect, wholly-owned subsidiary, a Chinese corporation;
●	“Huludao Rescue” refers to HuludaoHefeng Rescue Equipment Co., Ltd., our indirect, consolidated affiliate, a Chinese corporation;
●	"SEC" refers to the United States Securities and Exchange Commission;
●	"China," "Chinese" and "PRC," refer to the People's Republic of China, excluding Hong Kong, Macao and Taiwan;
●	"Renminbi" and " RMB " refer to the legal currency of China;
●	"U.S. dollars," "dollars" and "$" refer to the legal currency of the United States;
●	"Securities Act" refers to the United States Securities Act of 1933, as amended; and
●	"Exchange Act" refers to the United States Securities Exchange Act of 1934, as amended.

Solely for the convenience of the reader, this report contains conversions of certain Renminbi amounts into U.S. dollars at specified rates. Except as otherwise indicated, all conversions from Renminbi to U.S. dollars were made based on the Exchange Rate on December 31, 2011 which was RMB6.3553to $1.00. No representation is made that the Renminbi or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or Renminbi, as the case may be, at any particular rate or at all. See “Risk Factors—Risks Related to Our Business— Fluctuations in exchange rates could adversely affect our business and the value of our securities” for a discussion of the effects on the Company of fluctuating exchange rates.

ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 14, 2012, we entered into a Debt Cancellation Agreement with Bosch Equities, L.P., Keri Bosch and Devin Bosch (the “Boschs”), pursuant to which $8,088 of debt owed to the Boschs was cancelled in exchange for 880,000 shares of common stock of Bridgeway.   Keri Bosch, Bridgeway’s sole director and officer is the sole shareholder of KBB Financial, Inc., Bosch Equities, L.P.’s General Partner.  At the time of the transaction Bosch Equities, L.P. was Bridgeway’s sole shareholder.

On June 15, 2012, we entered into an exchange agreement with Dragons Soaring, the shareholders of Dragons Soaring, and the sole shareholder of the Company (the "Exchange Agreement"), pursuant to which all of the shareholders of Dragons Soaring transferred all of the issued and outstanding stock of Dragons Soaring to us, and in exchange we issued to such shareholders 31,920,000 newly issued shares of our common stock.

In consideration of entering into the Exchange Agreement, Bosch Equities, L.P., Bridgeway’s sole shareholder prior to the Exchange, was granted piggy back registration rights as to 560,000 shares of Bridgeway’s common stock currently held by Bosch Equities.  The registration rights have a term of 18 months and in the event they are implemented, Bosch Equities has agreed to not sell any of the shares registered for a period of six months from the date of effectiveness of the registration statement.

As a result of transactions under the Exchange Agreement we currently have 33,600,000 shares of common stock issued and outstanding.

The foregoing description of the terms of the Exchange Agreement is qualified in its entirety by reference to the provisions of those documents filed as Exhibit 2.1, to this report, which are incorporated by reference herein.

ITEM 2.01      COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On June 15, 2012 (the " Closing Date "), we completed an acquisition of Dragons Soaring pursuant to the Exchange Agreement. The acquisition was accounted for as a recapitalization effected by a share exchange, wherein Dragons Soaring is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

We have included the information that would be required if the registrant were filing a general form for registration of securities on Form 10, including a complete description of the business and operations of Dragons Soaring and its operating subsidiaries in Item 5.06 below, which is incorporated herein by reference.

ITEM 3.02      UNREGISTERED SALES OF EQUITY SECURITIES

On June 14, 2012, we issued 880,000 shares of our Common Stock to Bosch Equities, L.P. in consideration for cancelling approximately $8,088 in debt of the Company owed to Bosch Equities, L.P.  The issuance of our shares to Bosch Equities, L.P. was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering. Keri Bosch, Bridgeway’s sole director and officer is the sole shareholder of KBB Financial, Inc., Bosch Equities, L.P.’s General Partner.  At the time of the transaction Bosch Equities, L.P. was Bridgeway’s sole shareholder.

On June 15, 2012, in connection with the Exchange Agreement we issued 31,920,000 shares of our common stock to the shareholders of Dragons Soaring. The total consideration for the 31,920,000 shares of our common stock is 50,000 shares of Dragons Soaring, which are all of the issued and outstanding capital stock of Dragons Soaring. We did not receive any cash consideration in connection with the share exchange. The number of our shares issued to the shareholders of Dragons Soaring was determined based on an arms-length negotiation.

In instances described above where we indicate that we relied upon Section 4(2) of the Securities Act in issuing securities, our reliance was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

In instances described above where we indicate that we relied upon Regulation S promulgated under the Securities Act in issuing securities, our reliance was based upon the following factors: (a) each subscriber was neither a U.S. person nor acquiring the shares for the account or benefit of any U.S. person, (b) each subscriber agreed not to offer or sell the shares (including any pre-arrangement for a purchase by a U.S. person or other person in the United States) directly or indirectly, in the United States or to any natural person who is a resident of the United States or to any other U.S. person as defined in Regulation S unless registered under the Securities Act and all applicable state laws or an exemption from the registration requirements of the Securities Act and similar state laws is available, (c) each subscriber agreed not to engage in hedging transactions with regard to our shares of common stock unless in compliance with the Securities Act, (d) each subscriber made his, her or its subscription from the subscriber's residence or offices at an address outside of the United States and (e) each subscriber or the subscriber's advisor has such knowledge and experience in financial and business matters that the subscriber is capable of evaluating the merits and risks of, and protecting his interests in connection with an investment in us.

ITEM 5.01     CHANGES IN CONTROL OF REGISTRANT

As a result of the closing of the Exchange Agreement, the former shareholders of Dragons Soaring now own 95% of the total outstanding shares of our common stock.

See Item 1.01 above and Item 5.06 below, each of which is incorporated herein by reference.

ITEM 5.02     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On June 15, 2012, Keri B. Bosch, sole member of the Board of Directors, President, Treasurer and Secretary, submitted a letter of resignation pursuant to which she resigned immediately from all offices of our company that she held and from her position as our director. The resignation of Ms. Bosch is not in connection with any known disagreement with us on any matter.

On June 15, 2012, (a) Baoyuan Zhu was appointed as Chairman of our board of directors; (b)  Zhengyuan Yan and JianjunGao were appointed as members of our board of directors; (c) Zhengyuan Yan was appointed to serve as Chief Executive Officer; and (d) Wenqi Yao was appointed to serve as Chief Financial Officer of the Company.

For certain biographical and other information regarding the newly appointed officers and directors, see the disclosure under Item 5.06 of this report, which disclosure is incorporated herein by reference.

ITEM 5.03     AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

The fiscal year-end for Dragons Soaring is December 31.  On June 15, 2012, the Board of Directors of the Company approved changing the fiscal year-end of the Company from October 31 to December 31 as a result of the reverse acquisition of Dragons Soaring.

ITEM 5.06     CHANGE IN SHELL COMPANY STATUS

On June 15, 2012, we acquired Dragons Soaring in a reverse acquisition transaction. Prior to the transactions contemplated by the Exchange Agreement we were a shell company as defined in Rule 12b-2 under the Exchange Act. As a result of the transactions contemplated by the Exchange Agreement, we are no longer a shell company. The information with respect to the transaction set forth in Item 2.01 is incorporated herein by reference.

FORM 10 DISCLOSURE

We are providing below the information that would be included in a Form 10 if we were to file a Form 10. Please note that the information provided below relates to the combined enterprises after the acquisition of Dragons Soaring, except that information relating to periods prior to the date of the reverse acquisition only relate to Dragons Soaring and its subsidiaries and controlled consolidated affiliate unless otherwise specifically indicated.

DESCRIPTION OF BUSINESS

BUSINESS OVERVIEW

We conduct our operations through our consolidated affiliated Huludao Hefeng Rescue Equipment Co., Ltd. (hereinafter referred to as “Huludao Rescue”).  Huludao Rescue, founded in May, 2010, is a company specializing in mining equipment design, mine safety system research, sales agent of mining equipment and leasing agent of rescue capsules. The Company is located in integrated industrial park of Beigang Industial Park of Huludao City, People’s Republic of China.

OUR CORPORATE HISTORY AND BACKGROUND

Bridgeway was incorporated in the State of Delaware on October 22, 2010. Since inception until the closing of the Exchange Agreement, the Company has been a vehicle to pursue a business combination through the acquisition of, or merger with, an operating business.

Debt Cancellation

On June 14, 2012, we entered into a Debt Cancellation Agreement with Bosch Equities, L.P., Keri Bosch and Devin Bosch (the “Boschs”), pursuant to which $8,088 of debt owed to the Boschs was cancelled in exchange for 880,000 shares of common stock of Bridgeway.   Keri Bosch, Bridgeway’s sole director and officer is the sole shareholder of KBB Financial, Inc., Bosch Equities, L.P.’s General Partner.  At the time of the transaction Bosch Equities, L.P. was Bridgeway’s sole shareholder.

Acquisition of Dragons Soaring

On June 15, 2012, we completed a reverse acquisition transaction through a share exchange with Dragons Soaring and its shareholders, or the Shareholders, whereby we acquired 100% of the issued and outstanding capital stock of Dragons Soaring in exchange for 31,920,000 shares of our Common Stock which constituted 95% of our issued and outstanding capital stock as of and immediately after the consummation of the reverse acquisition. As a result of the reverse acquisition, Dragons Soaring became our wholly-owned subsidiary and the former shareholders of Dragons Soaring became our controlling stockholders. The amount of consideration received by the shareholders of Dragons Soaring was determined on the basis of arm’s-length negotiations between Dragons Soaring and Bridgeway. The share exchange transaction with Dragons Soaring and the Shareholders was treated as a reverse acquisition, with Dragons Soaring as the acquirer and Bridgeway as the acquired party. Unless the context suggests otherwise, when we refer in this report to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of Dragons Soaring and its consolidated subsidiaries and controlled affiliates.

Immediately prior to the Share Exchange, the common stock of Dragons Soaring was owned by the following persons in the indicated percentages: Baoyuan Zhu (24.8%); JianjunGao(4.8%); Xiaoran Zhang (4.9%); Zhenxing Liu (4.5%); Kun Liu (4.5%); Weiwei Wang (4.00%), Jiujie Xu (4.6%), Ming Cheng (4.0%), Shuangsheng Li (3.8%), Jianfeng Zhang (4.2%), Jing Wang (4.3%), Ping Li (4.1%), Yan Zhang (4.9%), Shuangfei Zhai (4.3%), Wenqin Duan (4.8%), Qiaoli Zhang (4.9%), Xiaoqin Zheng (3.8%) and Li Yi (4.8%).

On June 15, 2012, Keri B. Bosch, our former President, Treasurer, Secretary and sole director, submitted a resignation letter pursuant to which she resigned from all offices that she held and as a director, effective immediately In addition, on June 15, 2012 our board of directors made the following actions:(a) Baoyuan Zhu was appointed as Chairman of our board of directors; (b)  Zhengyuan Yan and JianjunGao were appointed as members of our board of directors; (c) Zhengyuan Yan was appointed to serve as Chief Executive Officer; and (d) Wenqi Yao was appointed to serve as Chief Financial Officer of the Company.

As a result of our acquisition of Dragons Soaring, we now own all of the issued and outstanding capital stock of Dragons Soaring, which in turn owns all of the issued and outstanding capital stock of Huashi International, which in turn owns all of the issued and outstanding capital stock of Huashida Consulting. In addition, we effectively and substantially control Huludao Rescue through a series of captive agreements with Huashida Consulting.

Dragons Soaring was established in the British Virgin Islands on December 2, 2011.  Huashi International was established in Hong Kong on August 10, 2010 to serve as an intermediate holding company. Huashida Consulting was established in the PRC on October 19, 2010. Huludao Rescue, our operating consolidated affiliate, was established in the PRC on May 11, 2010. On October 11, 2010, the local government of the PRC issued a certificate of approval regarding the foreign ownership of Huashida Consulting by Huashi International, a Hong Kong entity.

Subsequent to the closing of the Exchange Agreement, we conduct our operations through our controlled consolidated affiliate Huludao Rescue.  Huludao Rescue is an integrated company specializing in mining equipment design, mine safety system research, sales agent of mining equipment and leasing agent of rescue capsules. The Company is located in integrated industrial park of Beigang Industial Park of Huludao City, People’s Republic of China.

Contractual Arrangements with our Controlled Consolidated Affiliate and its Shareholders

On January 3, 2012, prior to the reverse acquisition transaction, Huashida Consulting and Huludao Rescue and its shareholders, Baoyuan Zhu and JianjunGao, entered into a series of agreements known as variable interest agreements (the “VIE Agreements”) pursuant to which Huludao Rescue became Huashida Consulting’s contractually controlled affiliate. The use of VIE agreements is a common structure used to acquire PRC corporations, particularly in certain industries in which foreign investment is restricted or forbidden by the PRC government. The VIE Agreements included:

(1)
an Exclusive Technical Service and Business Consulting Agreement between Huashida Consulting and Huludao Rescue pursuant to which Huashida Consulting is to provide technical support and consulting services to Huludao Rescue in exchange for (i) 95% the total annual net profit of Huludao Rescue and (ii) RMB100,000 per month ($15,710).

(2)
a Call Option Agreement among Baoyuan Zhu, Jianjun Gao, and Huashida Consulting under which the shareholders of Huludao Rescue has granted to Huashida Consulting the irrevocable right and option to acquire all of the equity interests in Huashida to the extent permitted by PRC law. If PRC law limits the percentage of Huludao Rescue that Huashida Consulting may purchase at any time, then Huashida Consulting may repeatedly exercise its option in such increments as may be allowed by PRC law. The exercise price of the option is RMB1.00($0.16) or any higher price required by PRC law. Huludao Rescue shareholders agreed to refrain from taking certain actions which might harm the value of Huludao Rescue or Huashida Consulting’s option;

(3)
a Proxy Agreement by Baoyuan Zhu and Jianjun Gao pursuant to which they each authorize Huashida Consulting to designate someone to exercise all of their shareholder decision rights with respect to Huludao Rescue,; and

(4)
A Share Pledge Agreement between Baoyuan Zhu, Jianjun Gao, Huludao Rescue,and Huashida Consulting under which the shareholders of Huludao Rescue have pledged all of their equity in Huludao Rescue to Huashida Consulting to guarantee Huludao Rescue’s and Huludao Rescue’s shareholders’ performance of their obligations under the Exclusive Technical Service and Business Consulting Agreement, the Call Option Agreement and the Proxy Agreement.

The VIE Agreements with our Chinese affiliate and its shareholders, which relate to critical aspects of our operations, may not be as effective in providing operational control as direct ownership. In addition, these arrangements may be difficult and costly to enforce under PRC law. See “Risk Factors - Risks Relating to the VIE Agreements.”

The foregoing description of the terms of the Exclusive Technical Service and Business Consulting Agreement, the Call Option Agreement, the Proxy Agreement and the Share Pledge Agreement is qualified in its entirety by reference to the provisions of the agreements filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this report, respectively, which are incorporated by reference herein.

See “Related Party Transactions” for further information on our contractual arrangements with these parties.

After the exchange, our current organizational structure is as follows:

OUR INDUSTRY

We believe the mining rescue capsule leasing industry has high demand with limited suppliers of services.  The industry is large, with non-public price parameters, and has been rapidly emerging in recent years.

The foreign specialized manufacturing of mining rescue capsules mainly concentrate in a few countries developed in mining industry, such as America, Australia, Canada and South Africa. Moreover, the sales prices are relatively high, usually twice as high than those of rescue capsules referred by the Company to its clients.

The coal mine  safety system monitoring technology in  the PRC was put into use very late. In the early 1980’s, a batch of  safety monitoring systems were introduced from Poland, France, Germany, England and America, and  not all of the coal mines were equipped with them.  Due to the low-level technology, bad function and extension, site maintenance and lagging technology services, some monitoring systems at that time were  phased out or stopped production.  Moreover, documents from government offices provide that before 2013, coal mines, no matter in what size, should comprehensively establish six systems of security monitoring system, miners positioning system, emergency system, wind pressure self-rescue system, water rescue system and communication system. As a result, all kinds of system manufacturers kept emerging, which promotes continuous improvements in the production quality and customer service.

According to statistical data of the China Coal Machinery Industry Association, the rate of coal mining mechanization of large size coal mines in China is 80%, and middle  size is about 40%. The difficult  link of mechanically exploiting  the PRC’s mines are the small mines. Domestic small coal mines have low-level mechanization, backward technology, poor condition of technical equipment and low safety guarantees.  In order to comprehensively improve the production level of small size coal mines, (2010) No.23 Document Notice from State Council about further enhancing the safety production of enterprises provides that the mechanization of exploring and excavating loading should exceed 45% and 70%, respectively, by the end of 2012, and the numbers should increase to 55% and 80% by the end of 2015, emphasizing to promote the mechanization of exploring, excavating and transportation, which brings a large business opportunity to coal mine equipment manufacturers.

As a result of Chinese coal producers increasing investment in fixed assets, including purchase and maintenance of the coal machinery, the production and sale of the Chinese coal exploring machinery industry has dramatically risen every year compared to prior years. The significant growth of investment of the Chinese coal exploration industry promotes the increase of demand for coal exploring machinery and equipment, which is important to the coal exploration industry. As a result of the advantages of relatively competitive prices, continuous improvement of quality and technology standards, and after-sale service, Chinese coal mines still purchase domestic coal exploring machines. According to the report of Chinese coal machinery industry association issued in 2009, imported coal exploring machines constitutes only 3% of sold machines purchased in China. The time of designing a new machine is typically 5 years, while the replacement or upgrade of this kind of machine is about 5 years. Therefore, we believe that in the past several years, the rapid increase of sales of Chinese coal machines means the demand of Chinese coal machines will grow rapidly in the future. In addition, the rapid growth of production sales of coal exploring machines will also spur the demand of after-sale services.

OUR GROWTH STRATEGY

Based on the current development status of the domestic and foreign mining equipment industry, the Company intends to take different development measures and optimize the service system, to realize innovative development of the Company, and achieve profitability.

Innovating technology to seize the market

In the course of our research and development of mining rescue systems, we have developed the following application technologies, and have acquired a patent certificate from the State Intellectual Property Office of the PRC (“SIPO”):

1.       wind driven generator adopting air circulation system and its self cooling method;
2.       carbon dioxide open type cooling system and method of anti-ice barrier self defrost;

3.       confined space positive pressure controlling equipment and method;
4.       external unit blowing-in conditioned elevator system;
5.       absorption phrase vessel refrigerating machine.

While the Company steadily develops the design of mining equipment and the research of coal mine safety systems, it will utilize existing technology and market advantages, continually improve the internal operation and management mechanisms of the Company, strengthen investment and technology innovation capability to accelerate the upgrade of mine safety systems by increasing our investment  in research and development, cooperating with firms who operate in foreign industries and learning from their technical experiences. In addition, the Company plans to expand the market applications of its systems, and research multi-purpose safety systems that can be used simultaneously in projects such as nonferrous metal and tunnel engineering. Additionally, the Company intends to expand its sales channels and increase the total proportion of its design and research income, to increase its market share.

Expanding the Southeast Asia market to enter into the global market

The Company will utilize its experience in the mine product agency business as well as its knowledge of appropriate pricing to enter the Indian market. With the Southeast Asia market as its initial international expansion, the Company hopes to gradually open up the international market, implement a global strategy, and establish awareness of the Company in international markets.

The foreign specialized manufacturing of mining rescue capsules have prices that are typically double the price of rescue capsules referred by the Company to its clients. The Company intends to utilize this price advantage and the performance of the products it refers to enter the Indian market. India, as the third largest coal mine country after China and America, has only 28% of machinery adapted to its domestic safety requirements, which represents an opportunity for the Company. Currently most colliery equipment in India is imported.

The Company hopes to gradually establish and expand its sales agency channels in the Indian market, and at the same time strengthen technical exchange communications with foreign enterprises in the industry in order to seek international cooperation opportunities to promote the globalization progress of our business to introduce and absorb the world’s advanced technology and management experience.  We believe this will allow the Company to keep up with international standards of the mining industry and improve the quality of our products and our management, as well as our international market competitiveness.

Establishing domestic agency networks to expand business channels

Currently, the Company’s domestic business mainly focuses on Northeast and North China due to geographical factors. This current focus is only a small portion of the market of coal mine safety systems, mining equipment and mining rescue capsules in the Chinese domestic coal mine market.

As the leading primary energy in China, coal has the most severe production safety issues, which has spurred the large demand in the coal mine safety market. The Chinese government has issued policies  addressing the importance and the urgency of mine safety production.   The national policy requires a coal mine safety system, which has effectively ensured the continual strong demand for safety systems.

Due to the promotion of the fast mechanization of China’s coal industry, the demand of mining machinery equipment will also remain large in scope.

Based on the development stage of the domestic coal mine safety equipment market, the Company hopes to establish agent networks in regions like Shanxi, Sichuan, Inner Mongolia, where coal mining is concentrated, and continue to expand the business channels, to meet the domestic market demand for coal mine safety equipment.

OUR SERVICES

Huludao Rescue executes the business model of "R&D design + marketing channel referring". It takes the design of colliery equipments and R&D of mine safety systems as the main business to obtain service revenue and also obtains service commission revenue from referring sales channels to mining equipment and referring leasing channels to rescue capsule customers.

Equipment Design, System Research and Development

Equipment Design

To reach a cooperative relationship, the Company designs mining equipment for equipment producing companies, pursuant to the high technical standards of similar domestic equipment, ensuring the product performance in accordance with the relevant Chinese regulations.

The Company has employed senior people and professionals in the industry as its business core, and has established a high-level specialty R&D team. Meanwhile the Company  is seeking opportunities to reach cooperative strategic relationships with technical-type companies home and abroad to improve its business qualifications and competitiveness by learning from the experience of domestic and foreign peer industries.

The Company designs the following types of mining equipment:

(1)  all-terrain rescue vehicle: modular design which includes a carrying platform with multifunctional platforms including  a transportation function, medical treatment function and an engineering rescue function, which enables the rescue vehicle to complete various types of rescue missions.

(2) hammer crusher: an up-down bracket structure, in which the two brackets are welded with a steel plate and are connected with bolts. A hammer crusher is used to crush medium hard to weak materials.

(3) energy saving fan: based on the original mining energy saving fan, through technical improvements the Company has designed a fan that has higher running efficiency, lower noise, larger performance range, and is more efficient at saving electricity than the original model.

System Research and Development

After constant efforts and independent innovation, the Company has developed multiple mining  safety systems with different specifications, which have the characteristics of wide technologies and multi-application areas. The Company researches and develops security safety systems of the highest performance on the basis of the differences of the subsurface environment of cooperative coal mine enterprises. With this technology, the Company established a series of follow-up service systems, which provides superior follow-up training and Software Maintenance Service for cooperative companies, to ensure them to obtain superior technical support.

The colliery down-hole safety systems R&D conducted by the Company include:

(1)   safety monitoring system: monitoring system over operating status and information transfers;
(2)   gas forecast system: takes the information of mining gas geological space and property as the major content of management, which is able to provide an aid for mining gas control decision making.

(3) down-hole crew positioning system: with support of the system software, the master computer of the ground monitoring center, through data transmission interface and communication optical / electric cable paved along the roadway, uninterrupted and instantaneously collects data from the wireless acquisition unit assembled down-hole, which will collect the information of identification cards within the effective identification range automatically, and uninterruptedly and instantaneously transfer the related data to the ground center station via the transit network.

(4) down-hole communication system: provides safety information and education in daily life, broadcast safety regulations, precautions and matters needing attention, such as to enhance the crew's safety awareness in a specified area. If it detected an alarm from the safety system that there is a significant accident down-hole, the advance setting procedure can be used to transfer related pre-arranged emergency plans and instruct the site personnel to withdraw.

The Company charges service fees by stages for the services described above, which alleviates the financial pressure of the cooperation enterprises and lays a solid foundation in order to further enhance its price competition and obtain market share.

Sales and Leasing Agent Business

Sales Agency Business

In the course of development, the Company has gradually established long-term strategic cooperative relationships with Chinese heavy mining machine manufacture enterprises, and constantly expands the marketing channel of mining machines to increase the ways of driving corporate earnings, such as expediting the supply channels of equipment, increase the efficiency of product performance, and utilize wide marketing channels.

Leasing Agency Business

The Company established a leasing agency cooperation relationship with Heilongjiang Hefeng Mine Rescue Equipment Co., Ltd. (“Hefeng Mine Rescue”), under which the Company introduces Hefeng Mine Rescue’s rescue capsules to mining companies. The Company receives rental commissions on such rental arrangements. Mining trail-type rescue capsules produced by Hefeng Mine Rescue has acquired patent certificates of SIPO, with six patents of invention and 13 utility model patents. The rescue capsule will pass the application of the state mining product safety mark, while the number of the enterprises with this certification in the whole country is only 7.

Huludao Rescue’s majority shareholder and the Company’s Chairman, Mr. Baoyuan Zhu is also the owner of Hefeng Mine Rescue. For the year ended December 31, 2011 and for the period from May 11, 2010 (inception) through December 31, 2010, lease commissions generated from Hefeng Mine Rescue were $18,540 and $0, respectively. For the three months ended March 31, 2012 and 2011, lease commission generated from Hefeng Mine Rescue was $23,532 and $0, respectively.

CUSTOMERS

(1) The leasing rescue capsules introduced by company are supplied by Hefeng Mine Rescue;

(2) The mining equipment referred for sale by the company are supplied by Henan Hongxing Mining Machinery Co., Ltd, Shandong Qiancheng Heavy Mining Equipment Co., Ltd, Shanxi TZ Coal Mine Whole-set Equipment Co., Ltd, Tangshan Guanneng Machinery Equipment Co., Ltd, etc.

MARKETS, SALES AND DISTRIBUTION

The Company establishes long-term cooperative relationships with mining product manufacturing enterprises, and continually develops extensive downstream mining enterprise client groups. The Company helps make sales or leasing contacts between the upstream and downstream enterprises through the Company’s introduction services, earns commissions upon a completed contract. In addition, the Company sells services to design mine and rescue equipment products for manufacturing enterprises, research and develop mine safety systems for mine enterprises, and provide paid training and maintenance services. These services are then subcontracted to third parties to complete the work.

Huludao Rescue provides rescue equipment design services to equipment manufacturing enterprises, and these manufacturing enterprises are customers to Huludao Hefeng. These enterprises are(1)Suizhou Anbao Automobile Trading Co,. Ltd;(2) Shenyang Kaishan Kaisa Machinery Co., Ltd;(3)Harbin Jianyuan Coal Mining Rescue Equipment Co., Ltd;(4)Luoyang Dongxin Large-scale Industry Science Co., Ltd;(5)Shijiazhuang Coal Mining Machinery Co.,Ltd.(6)Shanghai Xuanshi Machinery Co.,Ltd.

Huludao Rescue provides safety monitoring system R&D for the following coal mines :(1)Jizhong Resource Zhangjiakou Mining Group Co., Ltd, Xuandong Coal Mine NO.2; (2)Shanxi Mining Group Co.,Ltd, Guandi Coal Mine; (3)Baoji Qinyuan Coal Mining Co., Ltd.; (4)Hebei Weixian West Coal Mining Construction Institution;(5)Jiangsu Mingda Mining Investment Group Co.,Ltd.;(6)Shanxi Changzhi Hongshan Coal Mining Co.,Ltd.

The suppliers of Huludao Rescue are software engineering companies. Huludao Rescue outsources portions of equipment design and system design work to these software engineering companies which are(1)Qingdao Suoer Special Automobile Technology Co.,Ltd;(2)Zhengzhou Yilong Mining Equipment Co., Ltd.(3)Huludao Qianlong Science Development Co.,Ltd. and;(4) Topsoft Information Technology(Dalian) Co., Ltd.

OUR COMPETITION

The Company mainly focuses on mine manufacturing safety. At present, the Chinese mine rescue products industry is still in its infancy, with not many enterprises that engage in rescue product manufacture and sales, and competitive environments are not formed yet. The Company, however, has upstream supply enterprises with products of patent technology, and downstream client groups with extensive mine enterprises. As a result, the Company has strong market competitiveness in environments where the industry is not mature.

INTELLECTUAL PROPERTY

The Company does not rely on intellectual property to run its operations and does have any material intellectual property assets.

REGULATION

The emphasis from national government departments like the China Administration of Coal Mine Safety on the safeguarding of mine safety production is a positive development for the Company’s business prospects.  The Chinese government has released the following regarding mine safety in China:

1.      “Circular of the State Council on further strengthening enterprise safety production” (GF [2010] No. 23) expressly specifies: coal mines and non coal mines shall formulate and implement the production technology and equipment standards, install monitoring and controlling systems, underground personnel tracking systems, emergency systems, pressure self-rescue systems, water rescue systems, communication systems and other technical equipment, and complete the tasks within 3 years.

2.      “Circular of State Administration of Coal Mine Safety of the National Security Supervision Administration on issuing the interim provisions of establishment and administration of coal mine underground emergency system” (AJZMZ [2011] No.15): By June, 2012, all mines with coal and gas outburst must have completed the establishment and improvement of their emergency systems.

3.       The document [MAJSHB 2009 No. 34] issued by the office of State Administration of Coal Mine Safety: “Circular on completing the pilot project declaration of coal mine underground shelter {rescue capsules} establishment”. In 2010, all related mine enterprises required by Administration of Coal Mine Safety of Hebei, Shanxi, Liaoning, Heilongjiang, Anhui, Henan and Shandong: coal mines such as Shenlong, Zhongmei, Kailuan, Yangquan, Jincheng, Lu’an, Tiefa, Longmei, Huai’an, Pingdingshan shall complete the trial work of shelter {rescue capsules} establishment, and prepare for the 2012 comprehensive promotions.

OUR EMPLOYEES

As of December 31, 2011, the Company had 98 full time employees and no part time employees.

PROPERTIES

The Company’s principal office has 2,153 square feet and is located at Suite A 10F, Nanhai Fishing Port, Haibin Road,,Longgang District, Huludao PRC.  The Company pays annual rent of RMB84,000 ($13,217) per year. The current lease expires on December 31, 2014.

The Company also maintains a 1,399 square foot office at Western Room 2, Comprehensive Service Building, No.88,Taishan Street, North Port Industrial Park, Longgang  District,  Huludao PRC.  The Company pays annual rent of RMB168,000 ($26,435) per year.  The current lease expires on April 30, 2014.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. You should read the section entitled "Special Notes Regarding Forward-Looking Statements" immediately following these risk factors for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this report.

RISKS RELATED TO OUR BUSINESS

Substantially all of our business, assets and operations are located in the PRC.

Substantially all of our business, assets and operations are located in the PRC. The economy of the PRC differs from the economies of most developed countries in many respects. The economy of the PRC has been transitioning from a planned economy to a market-oriented economy. Although in recent years the PRC government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in the PRC is still owned by the PRC government. In addition, the PRC government continues to play a significant role in regulating industry by imposing industrial policies. It also exercises significant control over the PRC’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Some of these measures benefit the overall economy of the PRC, but may have a negative effect on us.

Our management has no experience in managing and operating a public company. Any failure to comply or adequately comply with federal securities laws, rules or regulations could subject us to fines or regulatory actions, which may materially adversely affect our business, results of operations and financial condition.

Our current management has no experience managing and operating a public company and relies in many instances on the professional experience and advice of third parties including our attorneys and accountants.  Most of our middle and top management staff are not educated and trained in the Western system, and we may have difficulty hiring new employees in the PRC with such training. As a result, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards. Therefore, we may, in turn, experience difficulties in implementing and maintaining adequate internal controls as required under Section 404 of the Sarbanes-Oxley Act of 2002, as amended. This may result in significant deficiencies or material weaknesses in our internal controls, which could impact the reliability of our financial statements and prevent us from complying with the U.S. Securities and Exchange Commission, or the SEC, rules and regulations and the requirements of the Sarbanes-Oxley Act of 2002, as amended. Failure to comply or adequately comply with any laws, rules, or regulations applicable to our business may result in fines or regulatory actions, which may materially adversely affect our business, results of operation, or financial condition and could result in delays in developing of an active and liquid trading market for our common stock. To the extent that the market place perceives that we do not have a strong financial staff and financial controls, the market for, and price of, our stock may be impaired.

We derive all of our revenues from sales in the PRC and any downturn in the Chinese economy could have a material adverse effect on our business and financial condition.

All of our revenues are generated from sales in the PRC. We anticipate that revenues from sales of our products in the PRC will continue to represent all or substantially all of our revenues in the near future. Our success is influenced by a number of economic factors such as employment levels, business conditions, interest rates, oil and gas prices and taxation rates. Adverse changes in these economic factors, among others, may restrict customer spending, thereby negatively affecting our sales and profitability.

Our planned expansion could be delayed or adversely affected by, among other things, difficulties in obtaining sufficient financing, technical difficulties, or human or other resource constraints.

Our planned expansion could be delayed or adversely affected by, among other things, difficulties in obtaining sufficient financing, technical difficulties, or human or other resource constraints. Moreover, the costs involved in these projects may exceed those originally contemplated. Costs savings and other economic benefits expected from these projects may not materialize as a result of any such project delays, cost overruns or changes in market circumstances. Failure to obtain intended economic benefits from these projects could adversely affect our business, financial condition and operating performances.

 Our limited operating history may not serve as an adequate basis to judge our future prospects and results of operations.

Our limited operating history may not provide a meaningful basis for evaluating our business. The Company entered into its current line of business in 2010. Although the Company’s revenues have grown rapidly since its inception, we cannot guarantee that we will maintain profitability or that we will not incur net losses in the future. We will continue to encounter risks and difficulties that companies at a similar stage of development frequently experience, including the potential failure to:

●	obtain sufficient working capital to support our expansion;

●	expand our service offerings and maintain the high quality of our services;

●	manage our expanding operations and continue to fill customers’ orders on time;

●	maintain adequate control of our expenses allowing us to realize anticipated income growth;

●	implement our service development, sales, and acquisition strategies and adapt and modify them as needed;

●	successfully integrate any future acquisitions; and

●
anticipate and adapt to changing conditions in the mining industry resulting from changes in government regulations, mergers and acquisitions involving our competitors, technological developments and other significant competitive and market dynamics.

If we are not successful in addressing any or all of the foregoing risks, our results of operations may be materially and adversely affected.

We need additional capital to fund our growing operations, and we may not be able to obtain sufficient capital and may be forced to limit the scope of our operations.

We believe that we will need additional capital to fund our growing operations. If adequate additional financing is not available on reasonable terms, we may not be able to implement our growth strategy successfully, and we would have to modify our business plans accordingly. Additional financing may not be available to us.

In connection with our growth strategies, we may experience increased capital needs and accordingly, we may not have sufficient capital to fund our future operations without additional capital investments. Our capital needs will depend on numerous factors, including (i) our profitability, and (ii) our success in developing and implementing our growth plan.  We may not be able to obtain capital in the future to meet our needs.

In recent years, the securities markets in the United States have experienced a high level of price and volume volatility, and the market price of securities of many companies have experienced wide fluctuations that have not necessarily been related to the operations, performances, underlying asset values or prospects of such companies. For these reasons, our securities can also be expected to be subject to volatility resulting from purely market forces over which we will have no control. Any additional funding we may require may not be available on reasonable terms, if at all.

If we cannot obtain additional funding, we may be required to: (i) limit our expansion; (ii) limit our future marketing efforts; and (iii) decrease or eliminate capital expenditures. Such reductions could materially adversely affect our business and our ability to expand our operations and to operate profitably.

Even if we do find a source of additional capital, we may not be able to receive additional capital that on terms are favorable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing stockholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to the currently outstanding securities. Such additional financing may not be available to us, or if available, may not have terms that are favorable to us.

We require highly qualified personnel and if we are unable to hire or retain qualified personnel, we may not be able to grow effectively.

Our future success also depends upon our ability to attract and retain highly qualified personnel. Expansion of our business and the management, and the proposed growth of our business will require additional managers and employees with industry experience, and our success will be highly dependent on our ability to attract and retain skilled management personnel and other employees. We may not be able to attract or retain highly qualified personnel. Competition for skilled mining agency personnel is significant. This competition may make it more difficult and expensive to attract, hire and retain qualified managers and employees.

The loss of the services of our key employees, particularly the services rendered by Baoyuan Zhu, our chairman, Zhengyuan Yan, our chief executive officer, and Wenqi Yao our chief financial officer, could harm our business.

Our success depends to a significant degree on the services rendered to us by our key employees. If we fail to attract, train and retain sufficient numbers of these qualified people, our prospects, business, financial condition and results of operations will be materially and adversely affected. In particular, we are heavily dependent on the continued services of Baoyuan Zhu, our chairman, Zhengyuan Yan, our chief executive officer and Wenqi Yao, our chief financial officer. We currently do not have key employee insurance for our officers and directors. The loss of any these key employees, including members of our senior management team, and our inability to attract highly skilled personnel with sufficient experience in our industry could harm our business.

We will incur significant costs to ensure compliance with United States corporate governance and accounting requirements.

We will incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the SEC. Since we had no obligations as a public company prior to the reverse acquisition on June 15, 2012, we did not have any such expenses prior to that date. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

We may not be able to meet the internal control reporting requirements imposed by the SEC resulting in a possible decline in the price of our common stock and our inability to obtain future financing.

As directed by Section 404 of the Sarbanes-Oxley Act, the SEC adopted rules requiring each public company to include a report of management on the company’s internal controls over financial reporting in its annual reports. Although the Dodd-Frank Wall Street Reform and Consumer Protection Act exempts companies with a public float of less than $75 million from the requirement that our independent registered public accounting firm attest to our financial controls, this exemption does not affect the requirement that we include a report of management on our internal control over financial reporting and does not affect the requirement to include the independent registered public accounting firm’s attestation if our public float exceeds $75 million.

While we expect to expend significant resources in developing the necessary documentation and testing procedures required by Section 404 of the Sarbanes-Oxley Act, there is a risk that we may not be able to comply timely with all of the requirements imposed by this rule. Regardless of whether we are required to receive a positive attestation from our independent registered public accounting firm with respect to our internal controls, if we are unable to do so, investors and others may lose confidence in the reliability of our financial statements and our stock price and ability to obtain equity or debt financing as needed could suffer.

We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption law, and any determination that we violated these laws could have a material adverse effect on our business.

We are subject to the U.S. Foreign Corrupt Practices Act, or the " FCPA", and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We are also subject to Chinese anti-curruption law, which strictly prohibits the payment of bribes to government officials.

We have operations, agreements with third parties and make sales in China, which may experience corruption. Our activities in China create the risk of unauthorized payments or offers of payments by one of the employees, consultants or distributors of our company, because these parties are not always subject to our control. We are in process of implementing an anticorruption program, which prohibits the offering or giving of anything of value to foreign officials, directly or indirectly, for the purpose of obtaining or retaining business. We believe that to date we have complied in all material respects with the provisions of the FCPA and Chinese anti-corruption law. However, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants or distributors of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA or Chinese anti-curruption law may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

RISKS RELATED TO DOING BUSINESS IN CHINA

Adverse changes in political and economic policies of the PRC government could impede the overall economic growth of China, which could reduce the demand for our products and damage our business.

We conduct substantially all of our operations and generate most of our revenue in China. Accordingly, our business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in China. The PRC economy differs from the economies of most developed countries in many respects, including:

●	A higher level of government involvement
●	An early stage of development of the market-oriented sector of the economy
●	A rapid growth rate
●	A higher level of control over foreign exchange
●	The allocation of resources

As the PRC economy has been transitioning from a planned economy to a more market-oriented economy, the PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. While these measures may benefit the overall PRC economy, they may also have a negative effect on us.

Although the PRC government has in recent years implemented measures emphasizing the utilization of market forces for economic reform, the PRC government continues to exercise significant control over economic growth in China through the allocation of resources, controlling the payment of foreign currency-denominated obligations, setting monetary policy and imposing policies that impact particular industries or companies in different ways.

Any adverse change in economic conditions or government policies in China could have a material adverse effect on the overall economic growth in China, which in turn could lead to a reduction in demand for our services and consequently have a material adverse effect on our business and prospects.

Uncertainties with respect to the PRC legal system could limit the legal protections available to you and us.

We conduct substantially all of our business through our operating subsidiaries in the PRC. Our operating subsidiaries are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws applicable to foreign-invested enterprises. The PRC legal system is based on written statutes, and prior court decisions may be cited for reference but have limited precedential value. Since 1979, a series of new PRC laws and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, since the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties, which may limit legal protections available to you and us. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

We are a Delaware holding company and most of our assets are located outside of the United States. All of our current operations are conducted in the PRC. In addition, all of our directors and officers are nationals and residents of countries other than the United States. A substantial portion of the assets of these persons is located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon these persons. It may also be difficult for you to enforce in U.S. courts judgments on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors, most of whom are not residents in the United States and the substantial majority of whose assets are located outside of the United States. In addition, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts. Courts in China may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other arrangements that provide for the reciprocal recognition and enforcement of foreign judgments with the United States. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates basic principles of PRC law or national sovereignty, security or the public interest. So it is uncertain whether a PRC court would enforce a judgment rendered by a court in the United States.

If we are found to have failed to comply with applicable laws, we may incur additional expenditures or be subject to significant fines and penalties.

Our operations are subject to PRC laws and regulations applicable to us. However, many PRC laws and regulations are uncertain in their scope, and the implementation of such laws and regulations in different localities could have significant differences. In certain instances, local implementation rules and/or the actual implementation are not necessarily consistent with the regulations at the national level. Although we strive to comply with all the applicable PRC laws and regulations, we cannot assure you that the relevant PRC government authorities will not later determine that we have not been in compliance with certain laws or regulations.

The PRC government exerts substantial influence over the manner in which we must conduct our business activities.

The PRC government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of the jurisdictions in which we operate may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof and could require us to divest ourselves of any interest we then hold in Chinese properties or joint ventures.

Restrictions on currency exchange may limit our ability to receive and use our sales revenue effectively.

All our sales revenue and expenses are denominated in RMB. Under PRC law, the RMB is currently convertible under the "current account," which includes dividends and trade and service-related foreign exchange transactions, but not under the "capital account," which includes foreign direct investment and loans. Currently, our PRC operating subsidiaries may purchase foreign currencies for settlement of current account transactions, including payments of dividends to us, without the approval of the State Administration of Foreign Exchange, or SAFE, by complying with certain procedural requirements. However, the relevant PRC government authorities may limit or eliminate our ability to purchase foreign currencies in the future. Since a significant amount of our future revenue will be denominated in RMB, any existing and future restrictions on currency exchange may limit our ability to utilize revenue generated in RMB to fund our business activities outside China that are denominated in foreign currencies.

Foreign exchange transactions by our PRC operating subsidiary under the capital account continue to be subject to significant foreign exchange controls and require the approval of or need to register with PRC government authorities, including SAFE. In particular, if our PRC operating subsidiary borrows foreign currency through loans from us or other foreign lenders, these loans must be registered with SAFE, and if we finance the subsidiary by means of additional capital contributions, these capital contributions must be approved by certain government authorities, including the Ministry of Commerce, or MOFCOM, or their respective local counterparts. These limitations could affect their ability to obtain foreign exchange through debt or equity financing.

Fluctuations in exchange rates could adversely affect our business and the value of our securities.

The value of our common stock will be indirectly affected by the foreign exchange rate between U.S. dollars and RMB and between those currencies and other currencies in which our sales may be denominated. Because substantially all of our earnings and cash assets are denominated in RMB, fluctuations in the exchange rate between the U.S. dollar and the RMB will affect our balance sheet and our earnings per share in U.S. dollars. In addition, appreciation or depreciation in the value of the RMB relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations.

Since July 2005, the RMB has no longer been pegged to the U.S. dollar. Although the People's Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.

Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions. While we may enter into hedging transactions in the future, the availability and effectiveness of these transactions may be limited, and we may not be able to successfully hedge our exposure at all. In addition, our foreign currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currencies.

Restrictions under PRC law on our PRC subsidiary's ability to pay dividends and other distributions could materially and adversely affect our ability to grow, make investments or complete acquisitions that could benefit our business, pay dividends to you, and otherwise fund and conduct our businesses.

Substantially all of our revenues are earned by our PRC subsidiary. However, PRC regulations restrict the ability of our PRC subsidiary to pay dividends and other payments to its offshore parent company. PRC legal restrictions permit payments of dividend by our PRC subsidiary only out of its accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations. Our PRC subsidiary is also required under PRC laws and regulations to allocate at least 10% of our annual after-tax profits determined in accordance with PRC GAAP to a statutory general reserve fund until the amounts in said fund reaches 50% of our registered capital. Allocations to these statutory reserve funds can only be used for specific purposes and are not transferable to us in the form of loans, advances or cash dividends. Any limitations on the ability of our PRC subsidiary to transfer funds to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends and otherwise fund and conduct our business.

Under the EIT Law, we may be classified as a "resident enterprise" of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC stockholders.

Under the New Income Tax Law, enterprises established outside the PRC whose "de facto management bodies" are located in the PRC are considered "resident enterprises" and their global income will generally be subject to the uniform 25.0% enterprise income tax rate. On December 6, 2007, the PRC State Council promulgated the Implementation Regulations on the New Income Tax Law (the "Implementation Regulations"), which define "de facto management bodies" as bodies that have material and overall management control over the business, personnel, accounts and properties of an enterprise. In addition, a recent circular issued by the State Administration of Taxation on April 22, 2009 provides that a foreign enterprise controlled by a PRC company or a PRC company group will be classified as a "resident enterprise" with its "de facto management bodies" located within the PRC if the following requirements are satisfied:

(i)	the senior management and core management departments in charge of its daily operations function mainly in the PRC;

(ii)	its financial and human resources decisions are subject to determination or approval by persons or bodies in the PRC;

(iii)	its major assets, accounting books, company seals, and minutes and files of its board and shareholders' meetings are located or kept in the PRC; and

(iv)	more than half of the enterprise's directors or senior management with voting rights reside in the PRC.

Because the EIT Law, its implementing rules and the recent circular are relatively new, no official interpretation or application of this new "resident enterprise" classification is available. Therefore, it is unclear how tax authorities will determine tax residency based on the facts of each case.

If the PRC tax authorities determine that Bridgeway is a "resident enterprise" for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In our case, this would mean that income such as non-China source income would be subject to PRC enterprise income tax at a rate of 25%. Second, although under the EIT Law and its implementing rules dividends paid to us from our PRC subsidiary would qualify as "tax-exempt income," we cannot guarantee that such dividends will not be subject to a 10% withholding tax, as the PRC foreign exchange control authorities, which enforce the withholding tax, have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for PRC enterprise income tax purposes. Finally, it is possible that future guidance issued with respect to the new "resident enterprise" classification could result in a situation in which a 10% withholding tax is imposed on dividends we pay to our non-PRC stockholders and with respect to gains derived by our non-PRC stockholders from transferring our shares.

If we were treated as a "resident enterprise" by PRC tax authorities, we would be subject to taxation in both the U.S. and China, and our PRC tax may not be creditable against our U.S. tax.

If the China Securities Regulatory Commission, or CSRC, or another PRC regulatory agency determines that CSRC approval is required in connection with the reverse acquisition of Dragons Soaring the, reverse acquisition may be unwound, or we may become subject to penalties.

On August 8, 2006, six PRC regulatory agencies, including the CSRC, promulgated the Provisions Regarding Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the " M&A Rule ", which became effective on September 8, 2006. The M&A Rule, among other things, requires that an offshore company controlled by PRC companies or individuals that have acquired a PRC domestic company for the purpose of listing the PRC domestic company's equity interest on an overseas stock exchange must obtain the approval of the CSRC prior to the listing and trading of such offshore company's securities on an overseas stock exchange. In addition, when an offshore company acquires a PRC domestic company, the offshore company is generally required to pay the acquisition consideration within three months after the issuance of the foreign-invested company license unless certain ratification from the relevant PRC regulatory agency is obtained. On September 21, 2006, the CSRC, pursuant to the M&A Rule, published on its official web site procedures specifying documents and materials required to be submitted to it by offshore companies seeking CSRC approval of their overseas listings.

We believe the M&A Rule concerning the CSRC approval for acquisition of a PRC domestic company by an offshore company controlled by PRC companies or individuals should not apply to our reverse acquisition of Dragons Soaring because none of Dragons Soaring, Huashi International, and Huashida Consulting is a "Special Purpose Vehicle" or an "offshore company controlled by PRC companies or individuals" at the moment of acquisition. However, we cannot assure you that we would be able to obtain the approval required from MOFCOM and if the PRC regulatory authorities take the view that the reverse acquisition of Dragons Soaring constitutes a round-trip investment without MOFCOM approval on such round-trip investment, they could invalidate our acquisition and ownership of Dragons Soaring.

The M&A Rule establishes more complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

The M&A Rule establishes additional procedures and requirements that could make some acquisitions of Chinese companies by foreign investors more time-consuming and complex, including requirements in some instances that the PRC Ministry of Commerce be notified in advance of any change-of-control transaction and in some situations, require approval of the PRC Ministry of Commerce when a foreign investor takes control of a Chinese domestic enterprise. In the future, we may grow our business in part by acquiring complementary businesses, although we do not have any plans to do so at this time. The M&A Rule also requires PRC Ministry of Commerce anti-trust review of any change-of-control transactions involving certain types of foreign acquirers. Complying with the requirements of the M&A Rule to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval from the PRC Ministry of Commerce, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

Failure to comply with PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident shareholders to personal liability, limit our ability to acquire PRC companies or to inject capital into our PRC subsidiary or affiliate, limit our PRC subsidiary’s and affiliate’s ability to distribute profits to us or otherwise materially adversely affect us.

In October 2005, SAFE issued the Notice on Relevant Issues in the Foreign Exchange Control over Financing and Return Investment Through Special Purpose Companies by Residents Inside China, generally referred to as Circular 75, which required PRC residents to register with the competent local SAFE branch before establishing or acquiring control over an offshore special purpose company, or SPV, for the purpose of engaging in an equity financing outside of China on the strength of domestic PRC assets originally held by those residents. Internal implementing guidelines issued by SAFE, which became public in June 2007 (known as Notice 106), expanded the reach of Circular 75 by (1) purporting to cover the establishment or acquisition of control by PRC residents of offshore entities which merely acquire “control” over domestic companies or assets, even in the absence of legal ownership; (2) adding requirements relating to the source of the PRC resident’s funds used to establish or acquire the offshore entity; covering the use of existing offshore entities for offshore financings; (3) purporting to cover situations in which an offshore SPV establishes a new subsidiary in China or acquires an unrelated company or unrelated assets in China; and (4) making the domestic affiliate of the SPV responsible for the accuracy of certain documents which must be filed in connection with any such registration, notably, the business plan which describes the overseas financing and the use of proceeds.  Amendments to registrations made under Circular 75 are required in connection with any increase or decrease of capital, transfer of shares, mergers and acquisitions, equity investment or creation of any security interest in any assets located in China to guarantee offshore obligations, and Notice 106 makes the offshore SPV jointly responsible for these filings. In the case of an SPV which was established, and which acquired a related domestic company or assets, before the implementation date of Circular 75, a retroactive SAFE registration was required to have been completed before March 31, 2006; this date was subsequently extended indefinitely by Notice 106, which also required that the registrant establish that all foreign exchange transactions undertaken by the SPV and its affiliates were in compliance with applicable laws and regulations.  Failure to comply with the requirements of Circular 75, as applied by SAFE in accordance with Notice 106, may result in fines and other penalties under PRC laws for evasion of applicable foreign exchange restrictions. Any such failure could also result in the SPV’s affiliates being impeded or prevented from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the SPV, or from engaging in other transfers of funds into or out of China.

We have advised our shareholders who are PRC residents, as defined in Circular 75, to register with the relevant branch of SAFE, as currently required, in connection with their equity interests in us and our acquisitions of equity interests in our PRC subsidiary and affiliate. However, we cannot provide any assurances that their existing registrations have fully complied with, and they have made all necessary amendments to their registration to fully comply with, all applicable registrations or approvals required by Circular 75. Moreover, because of uncertainty over how Circular 75 will be interpreted and implemented, and how or whether SAFE will apply it to us, we cannot predict how it will affect our business operations or future strategies. For example, our present and prospective PRC subsidiary’s and affiliate’s ability to conduct foreign exchange activities, such as the remittance of dividends and foreign currency-denominated borrowings, may be subject to compliance with Circular 75 by our PRC resident beneficial holders. In addition, such PRC residents may not always be able to complete the necessary registration procedures required by Circular 75. We also have little control over either our present or prospective direct or indirect shareholders or the outcome of such registration procedures. A failure by our PRC resident beneficial holders or future PRC resident shareholders to comply with Circular 75, if SAFE requires it, could subject these PRC resident beneficial holders to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our subsidiary’s and affiliate’s ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects.

RISKS RELATING TO THE VIE AGREEMENTS

The PRC government may determine that the VIE Agreements are not in compliance with applicable PRC laws, rules and regulations.

Huashida Consulting provides support and consulting service to Huludao Rescue pursuant to the VIE Agreements.  Almost all economic benefits and risks arising from Huludao Rescue’s operations are transferred to Huashida Consulting under these agreements.  Details of the VIE Agreements are set out in “DESCRIPTION OF BUSINESS – Contractual Arrangements with our Controlled Affiliate and its Shareholders” above.

There are risks involved with the operation of our business in reliance on the VIE Agreements, including the risk that the VIE Agreements may be determined by PRC regulators or courts to be unenforceable.  Our PRC counsel has provided a legal opinion that the VIE Agreements are binding and enforceable under PRC law, but has further advised that if the VIE Agreements were for any reason determined to be in breach of any existing or future PRC laws or regulations, the relevant regulatory authorities would have broad discretion in dealing with such breach, including:

●	imposing economic penalties;

●	discontinuing or restricting the operations of Huashida Consulting or Huludao Rescue;

●	imposing conditions or requirements in respect of the VIE Agreements with which Huashida Consulting or Huludao Rescue may not be able to comply;

●	requiring our company to restructure the relevant ownership structure or operations;

●	taking other regulatory or enforcement actions that could adversely affect our company’s business; and

●	revoking the business licenses and/or the licenses or certificates of Huashida Consulting, and/or voiding the VIE Agreements.

Any of these actions could adversely affect our ability to manage, operate and gain the financial benefits of Huludao Rescue, which would have a material adverse impact on our business, financial condition and results of operations.

Our ability to control Huludao Rescue under the VIE Agreements may not be as effective as direct ownership.

We conduct our business in the PRC and generate virtually all of our revenues through the VIE Agreements. Our plans for future growth are based substantially on growing the operations of Huludao Rescue.  However, the VIE Agreements may not be as effective in providing us with control over Huludao Rescue as direct ownership.  The VIE Agreements do not provide us with day-to-day control over the operations of Huludao Rescue.  Under the current VIE arrangements, as a legal matter, if Huludao Rescue fails to perform its obligations under these contractual arrangements, we may have to (i) incur substantial costs and resources to enforce such arrangements, and (ii) rely on legal remedies under PRC law, which we cannot be sure would be effective. Therefore, if we are unable to effectively control Huludao Rescue, it may have an adverse effect on our ability to achieve our business objectives and grow our revenues.

As the VIE Agreements are governed by PRC law, we would be required to rely on PRC law to enforce our rights and remedies under them; PRC law may not provide us with the same rights and remedies as are available in contractual disputes governed by the law of other jurisdictions.

The VIE Agreements are governed by PRC law and provide for the resolution of disputes through the jurisdiction of courts in the PRC.  If Huludao Rescue or its shareholders fail to perform the obligations under the VIE Agreements, we would be required to resort to legal remedies available under PRC law, including seeking specific performance or injunctive relief, or claiming damages. We cannot be sure that such remedies would provide us with effective means of causing Huludao Rescue or its shareholder to meet their obligations, or recovering any losses or damages as a result of non-performance. Further, the legal environment in China is not as developed as in other jurisdictions. Uncertainties in the application of various laws, rules, regulations or policies in PRC legal system could limit our liability to enforce the VIE Agreements and protect our interests.

The payment arrangement under the VIE Agreements may be challenged by the PRC tax authorities.

We generate our revenues through the payments we receive pursuant to the VIE Agreements. We could face adverse tax consequences if the PRC tax authorities determine that the VIE Agreements were not entered into based on arm’s length negotiations. For example, PRC tax authorities may adjust our income and expenses for PRC tax purposes which could result in our being subject to higher tax liability, or cause other adverse financial consequences.

Our Shareholders have potential conflicts of interest with our company which may adversely affect our business.

Baoyuan Zhu is our Chairman and JianjunGao is one of our directors, and they are the only shareholders of Huludao Rescue.  There could be conflicts that arise from time to time between our interests and the interests of Mr. Zhu and Mr. Gao.  There could also be conflicts that arise between us and Huludao Rescue that would require our shareholders and Huludao Rescue’s shareholder to vote on corporate actions necessary to resolve the conflict.  There can be no assurance in any such circumstances that Mr. Zhu and Mr. Gao will vote their shares in our best interest or otherwise act in the best interests of our company.  If Mr. Zhu and Mr. Gao fail to act in our best interests, our operating performance and future growth could be adversely affected.

We rely on the approval certificates and business license held by Huashida Consulting and any deterioration of the relationship between Huashida Consulting and Huludao Rescue could materially and adversely affect our business operations.

We operate our business in China on the basis of the approval certificates, business license and other requisite licenses held by Huashida Consulting and Huludao Rescue.  There is no assurance that Huashida Consulting and Huludao Rescue will be able to renew their licenses or certificates when their terms expire with substantially similar terms as the ones they currently hold.

Further, our relationship with Huludao Rescue is governed by the VIE Agreements that are intended to provide us with effective control over the business operations of Huludao Rescue.  However, the VIE Agreements may not be effective in providing control over the application for and maintenance of the licenses required for our business operations.  Huludao Rescue could violate the VIE Agreements, go bankrupt, suffer from difficulties in its business or otherwise become unable to perform its obligations under the VIE Agreements and, as a result, our operations, reputations and business could be severely harmed.

RISKS RELATED TO THE MARKET FOR OUR STOCK GENERALLY

There is no current market for our Common Stock.

There is currently no trading in our common stock. We cannot provide any assurances as to when our common stock will begin trading or that an active market will develop for our common stock.

Our common stock is subject to penny stock rules.

Our common stock is subject to Rule 15g-1 through 15g-9 under the Exchange Act, which imposes certain sales practice requirements on broker-dealers which sell our common stock to persons other than established customers and "accredited investors" (generally, individuals with net worth's in excess of $1,000,000 or annual incomes exceeding $200,000 (or $300,000 together with their spouses)). For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to the sale. This rule adversely affects the ability of broker-dealers to sell our common stock and the ability of our stockholders to sell their shares of common stock.

Additionally, our common stock is subject to the SEC regulations for "penny stocks." Penny stocks includes any equity security that is not listed on a national exchange and has a market price of less than $5.00 per share, subject to certain exceptions. The regulations require that prior to any non-exempt buy/sell transaction in a penny stock, a disclosure schedule set forth by the SEC relating to the penny stock market must be delivered to the purchaser of such penny stock. This disclosure must include the amount of commissions payable to both the broker-dealer and the registered representative and current price quotations for the common stock. The regulations also require that monthly statements be sent to holders of penny stock that disclose recent price information for the penny stock and information of the limited market for penny stocks. These requirements adversely affect the market liquidity of our common stock.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Overview

We conduct our operations through our consolidated affiliated HuludaoHefeng Rescue Equipment Co., Ltd. (hereinafter referred to as “Huludao Rescue”).  Huludao Rescue, founded in May, 2010, is a company specializing in mining equipment design, mine safety system research, sales agent of mining equipment and leasing agent of rescue capsules. The Company is located in integrated industrial park of BeigangIndustial Park of Huludao City, People’s Republic of China.

Bridgeway was incorporated in the State of Delaware on October 22, 2010. Since inception until the closing of the Exchange Agreement, the Company has been a vehicle to pursue a business combination through the acquisition of, or merger with, an operating business.

Recent Developments

Acquisition of Dragons Soaring

On June 15, 2012, we completed a reverse acquisition transaction through a share exchange with Dragons Soaring and its shareholders, or the Shareholders, whereby we acquired 100% of the issued and outstanding capital stock of Dragons Soaring in exchange for 31,920,000 shares of our Common Stock which constituted 95% of our issued and outstanding capital stock as of and immediately after the consummation of the reverse acquisition. As a result of the reverse acquisition, Dragons Soaring became our wholly-owned subsidiary and the former Stockholders of Dragons Soaring became our controlling stockholders. The amount of consideration received by the shareholders of Dragons Soaring was determined on the basis of arm’s-length negotiations between Dragons Soaring and Bridgeway. The share exchange transaction with Dragons Soaring and the Stockholders was treated as a reverse acquisition, with Dragons Soaring as the acquirer and Bridgeway as the acquired party. Unless the context suggests otherwise, when we refer in this report to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of Dragons Soaring and its consolidated subsidiaries and variable interest entities (“VIE’s”).

Immediately prior to the Share Exchange, the common stock of Dragons Soaring was owned by the following persons in the indicated percentages: Baoyuan Zhu (24.8%); Jianjun Gao (4.8%); Xiaoran Zhang (4.9%); Zhenxing Liu (4.5%); Kun Liu (4.5%); Weiwei Wang (4.00%), Jiujie Xu (4.6%), Ming Cheng (4.0%), Shuangsheng Li (3.8%), Jianfeng Zhang (4.2%), Jing Wang (4.3%), Ping Li (4.1%), Yan Zhang (4.9%), Shuangfei Zhai (4.3%), Wenqin Duan (4.8%), Qiaoli Zhang (4.9%), Xiaoqin Zheng (3.8%) and Li Yi (4.8%).

On June 15, 2012, Keri B. Bosch, our former President, Treasurer, Secretary and sole director, submitted a resignation letter pursuant to which she resigned from all offices that she held and as a director, effective upon the closing of the Exchange Agreement. In addition, on June 15, 2012 our board of directors made the following actions: (a) Baoyuan Zhu was appointed as Chairman of our board of directors; (b)  Zhengyuan Yan and JianjunGao were appointed as members of our board of directors; (c) Zhengyuan Yan was appointed to serve as Chief Executive Officer; and (d) Wenqi Yao was appointed to serve as Chief Financial Officer of the Company.

As a result of our acquisition of Dragons Soaring, we now own all of the issued and outstanding capital stock of Dragons Soaring, which in turn owns all of the issued and outstanding capital stock of Huashi International, which in turn owns all of the issued and outstanding capital stock of Huashida Consulting. In addition, we effectively and substantially control Huludao Rescue through a series of captive agreements with Huashida Consulting.

Dragons Soaring was established in the British Virgin Islands on December 2, 2011.   Huashi International was established in Hong Kong on August 10, 2010 to serve as an intermediate holding company. Huashida Consulting was established in the PRC on October 19, 2010. Huludao Rescue, our operating consolidated affiliate, was established in the PRC on May 11, 2010. On October 11, 2010, the local government of the PRC issued a certificate of approval regarding the foreign ownership of Huashida Consulting by Huashi International, a Hong Kong entity.

Subsequent to the closing of the Exchange Agreement, we conduct our operations through our controlled consolidated affiliate Huludao Rescue.  Huludao Rescue is a company specializing in mining equipment design, mine safety system research, sales agent of mining equipment and leasing agent of rescue capsules. The Company is located in integrated industrial park of Beigang Industial Park of Huludao City, People’s Republic of China.

Contractual Arrangements with our Controlled Consolidated Affiliate and its Shareholders

On January 3, 2012, prior to the reverse acquisition transaction, Huashida Consulting and Huludao Rescue and its shareholders, Baoyuan Zhu and JianjunGao, entered into a series of agreements known as variable interest agreements (the “VIE Agreements”) pursuant to which Huludao Rescue became Huashida Consulting’s contractually controlled affiliate. The use of VIE agreements is a common structure used to acquire PRC corporations, particularly in certain industries in which foreign investment is restricted or forbidden by the PRC government. The VIE Agreements included:

(1)
an Exclusive Technical Service and Business Consulting Agreement between Huashida Consulting and Huludao Rescue pursuant to which Huashida Consulting is to provide technical support and consulting services to Huludao Rescue in exchange for (i) 95% the total annual net profit of Huludao Rescue and (ii) RMB100,000 per month ($15,170).

(2)
a Call Option Agreement among Baoyuan Zhu, Jianjun Gao, and Huashida Consulting under which the shareholders of Huludao Rescue have granted to Huashida Consulting the irrevocable right and option to acquire all of the equity interests in Huludao Resuce to the extent permitted by PRC law. If PRC law limits the percentage of Huludao Rescue that Huashida Consulting may purchase at any time, then Huashida Consulting may repeatedly exercise its option in such increments as may be allowed by PRC law. The exercise price of the option is RMB1.00($0.16) or any higher price required by PRC law. Huludao Rescue shareholders agreed to refrain from taking certain actions which might harm the value of Huludao Rescue or Huashida Consulting’s option;

(3)
a Proxy Agreement by Baoyuan Zhu and Jianjun Gao pursuant to which they each authorize Huashida Consulting to designate someone to exercise all of his shareholder decision rights with respect to Huludao Rescue,; and

(4)
a Share Pledge Agreement between Baoyuan Zhu, Jianjun Gao, Huludao Rescue, and Huashida Consulting under which the shareholders of Huludao Rescue have pledged all of their equity in Huludao Rescue to Huashida Consulting to guarantee Huludao Rescue’s and Huludao Rescue’s shareholders’ performance of their obligations under the Exclusive Technical Service and Business Consulting Agreement, the Call Option Agreement and the Proxy Agreement.

The VIE Agreements with our Chinese affiliate and its shareholders, which relate to critical aspects of our operations, may not be as effective in providing operational control as direct ownership. In addition, these arrangements may be difficult and costly to enforce under PRC law. See “Risk Factors - Risks Relating to the VIE Agreements.”

The foregoing description of the terms of the Exclusive Technical Service and Business Consulting Agreement, the Call Option Agreement, the Proxy Agreement and the Share Pledge Agreement is qualified in its entirety by reference to the provisions of the agreements filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this report, respectively, which are incorporated by reference herein.

See “Related Party Transactions” for further information on our contractual arrangements with these parties.

For accounting purposes, the acquisition of these entities has been treated as a recapitalization with no adjustment to the historical basis of their assets and liabilities.  The restructuring has been accounted for using the “as if” pooling method of accounting and the operations were consolidated as if the restructuring had occurred as of the beginning of the earliest period presented in our consolidated financial statements and the current corporate structure had been in existence throughout the periods covered by our consolidated financial statements.

Principal Factors Affecting Our Financial Performance

Our operating results are primarily affected by the following factors:

●
Growth in the Chinese Economy - We operate our facilities in China and derive the majority of our revenues from services to customers in China. Economic conditions in China, therefore, affect virtually all aspects of our operations, including the demand for our products, the availability and prices of our raw materials and our other expenses. China has experienced significant economic growth, achieving a compound annual growth rate of over 10% in gross domestic product from 1996 through 2008. Concurrent with this growth, domestic demand for our products has also increased. China is expected to experience continued growth in all areas of investment and consumption, even in the face of a global economic recession.

●
Growth of Demand in the Mining Safety and Equipment Market –
Developed countries have a certain scale of development and utilization of mining security production space, but still far from meeting the demand, meanwhile the market in developing countries is just in its infancy. According to the third strategic objective from the Chinese Central Authorities, by the middle period of this century, our country is going to accomplish industrialization and modernization. Building a strong and competitive mining rescue equipment industry is an inevitable choice to accomplish modernization.

●
Demand for our Services–
At present there are only a few large-scale mines utilizing mine rescue equipment,  and not many enterprises engaging in the rescue product market.  We believe due to governments’ emphasis on mine safety, demand in this market will increase significantly

●
PRC Government Policy Promoting Safety in the Mining Industry-
The Chinese government has implemented policies encouraging mine safety as shown in the following government statements:

1.    “Circular of the State Council on further strengthening enterprise safety production” (GF [2010] No. 23) expressly specifies: coal mines and non coal mines shall formulate and implement the production technology and equipment standards, install monitoring and controlling system, underground personnel tracking system, emergency system, pressure self-rescue system, water rescue system, communication system and other technical equipments, and complete the tasks within 3 years.

2.     “Circular of State Administration of Coal Mine Safety of the National Security Supervision Administration on issuing the interim provisions of establishment and administration of coal mine underground emergency system” (AJZMZ [2011] No.15): By June, 2012, all mines with coal and gas outburst must have completed the establishment and improvement of emergency system.

3.     The document [MAJSHB 2009 No. 34] issued by the office of State Administration of Coal Mine Safety: “Circular on completing the pilot project declaration of coal mine underground shelter {rescue capsules} establishment”. In 2010, all related mine enterprises required by Administration of Coal Mine Safety of Hebei, Shanxi, Liaoning, Heilongjiang, Anhui, Henan and Shandong: coal mines such as Shenlong, Zhongmei, Kailuan, Yangquan, Jincheng, Lu’an, Tiefa, Longmei, Huai’an, Pingdingshan shall complete the trial work of shelter {rescue capsules} establishment, and prepare for the 2012 comprehensive promotions.

Results of Operations

Comparison of Three Months Ended March 31, 2012 and March 31, 2011

The following table sets forth key components of our results of operations during the three months period ended March 31, 2012 and 2011, and the percentage change between 2011 and 2012.

	Three Months Ended March 31,	Three Months Ended March 31,	Percentage
	2012	2011	Change
	$	$	%
Sales	671,783	1,073,747	(37%)
Cost of Sales	(570,766)	(607,553)	(6%)
Gross profit	101,017	446,194	(-78%)
Commission Revenue	1,636,682	202,501	708%
Selling and marketing expenses	599,342	147,450	306%
General and administrative expenses	77,512	24,487	217%
Income before provision for income taxes	1,060,845	496,758	114%
Provision for income taxes	265,717	124,189	114%
Net income before noncontrolling interests	795,128	372,569	113%
Noncontrolling interests	37,488	18,628	101%
Net income attributable to common stockholders	757,640	353,941	114%
Other comprehensive income:	30,338	4,151	631%
Total comprehensive income	787,978	358,092	120%

Sales. Our net sales decreased to $671,783 in the three months ended March 31, 2012 from $1,073,747 in the three months ended March 31, 2011, representing a 37% decrease.  This decrease was mainly due to the change of our focus of sales. The following table sets forth certain detailed information regarding our sales for the three months ended March 31, 2012 and 2011:

	For the three months ended March 31
			Change
	2012	2011	Amount	%
Hardware design revenue	$197,355	$508,985	$(311,630)	(61%)
Software development revenue	430,779	550,177	(119,398)	(22%)
Training revenue	-	10,550	(10,550)	(100%)
Revenue from system maintenance	43,649	4,035	39,614	982%
Total revenue	$671,783	$1,073,747	$(401,964)	141%

Hardware design and software development comprised of our main revenue stream. For the three months ended March 31, 2012, hardware design decreased by $311,630 to $197,355, or by 61%, from $508,985 for the three months ended March 31, 2011. For the three months ended March 31, 2012, software development revenue decreased by $119,398 to $430,779, or by 22%, from $550,177 for the three months ended March 31, 2011. The reason for such a decrease was due to the change of our focus on the type of sales. For the three months ended March 31, 2012, comparing with the decrease of hardware design and software development, our commission revenue was increased by $1,434,181 to $1,636,682, or by 708%, from $202,501 for the three months ended March 31, 2011.

Cost of Sales. Our cost of sales decreased to $570,766 in the three months ended March 31, 2012 from $607,553 in the three months ended March 31, 2011, representing a 6% decrease. The costs primarily comprised of outsourcing costs, employees’ salaries and insurance and official expenses. The decrease of costs was primarily due to the decrease in the number of projects engaged in the three months ended March 31, 2012. Such costs corresponded with the decrease in our sales.

Gross Profit.Our gross profit decreased to $101,017 in the three months ended March 31, 2012 from $466,194 in the three months ended March 31, 2011, representing a 78% decrease. The decrease in the gross profit was primarily due to the decrease in number of projects engaged in the three months ended March 31, 2012. Our gross profit ratio decreased from 43% to 15% in the three months ended March 31, 2011 to 2012. The main reason for the decrease in our gross profit ratio was due to more outsourcing costs incurred.

Commission Revenue. Our commission revenue increased to $1,636,682 in the three months ended March 31, 2012 from $202,501 in the three months ended March 31, 2011, representing an 708% increase. The increase in the commission revenue was primarily due to the increase in the number of mining equipment sales referrals in the three months ended March 31, 2012. In the three months ended March 31, 2011, the commission revenue was generated from two mining equipment sales referrals only in February and March respectively. In the three months ended March 31, 2012, the commission revenue was generated from seven mining equipment sales referrals and ten mining equipment lease referrals from related parties. Generally, the increase in commission revenue was caused by our market expanding and credit improvement.

Selling and Marketing Expenses. Our selling and marketing expenses increased to $599,342 in the three months ended March 31, 2012 from $147,450 in the three months ended March 31, 2011, representing a 306% increase. Our selling and marketing expenses primarily comprised of salaries, insurance, travelling expenses and entertainment expenses incurred for our sales staff. In addition, we classify the costs of commission revenue as selling and marketing expenses as well that primarily included the costs of safety inspection and training. The total cost of commission revenue was $555,145 and $135,057, respectively for the three months ended March 31, 2012 and 2011. These services outsourced which primarily caused the increase in selling and marketing expenses.

General and Administrative Expenses. Our general and administrative (“G&A”) expenses increased to $77,512 in the three months ended March 31, 2012 from $24,487 in the three months ended March 31, 2011, representing a 217% increase. Our G&A expenses primarily comprised of G&A employees’ salaries, insurance and any expenses incurred for G&A functions. As the number of G&A employees and the size of our business were increased, therefore, our G&A expenses were largely increased. In addition, as we are going to be listed in American stock exchange market, the expenses incurred for attorneys, auditors and financial advisors were increased as well.

Provision for Income Taxes.  Our provision for income taxes increased to $265,717 in the three months ended March 31, 2012 from $124,189 in the three months ended March 31, 2011, representing a 114% increase. Our effective tax rate was the same as the statutory rate of 25% for the three months ended 2012 and 2011.  Our tax filings for the year ended December 31, 2011 were examined by the tax authorities in April 2012.  The tax filings were accepted and no adjustments were proposed by the tax authorities. The increase in the provision for income taxes was mainly due to the increase in our sales and commission revenue which caused the improvement of our business performance.

Net Income. Our net income attributable to common stockholders increased to $757,640 in the three months ended March 31, 2012 from $353,941 in the three months ended March 31, 2011, representing a 114% increase. This increase was mainly due to the increase in our sales and commission revenue.

Foreign Currency Translation Adjustment. Our reporting currency is the U.S. dollar. Our local currency, Renminbi (RMB), is our functional currency. Results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the unified exchange rate as quoted by the People’s Bank of China at the end of the period. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of shareholders’ equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. For the three months ended March 31, 2012 and 2011, foreign currency translation adjustments of $30,338 and $4,151 have been reported as other comprehensive income in the consolidated statements of income and other comprehensive income.

Comparison of Twelve Months Ended December 31, 2011 and December 31, 2010

The following table sets forth key components of our results of operations during the twelve months period ended December 31, 2011 and May 11, 2010 (Inception) to December 31, 2010, and the percentage change between 2010 and 2011. As the reverse acquisition of Dragons Soaring was entered into after December 31, 2011 and during the periods indicated Huludao Rescue was the only entity in our combined business that had operations, the results of operations below refer only to that of Huludao Rescue.

	Twelve months ending December 31,	May 11, 2010 (Inception) to December 31,	Percentage
	2011	2010	Change
	$	$	%
Sales	3,284,543	1,365,560	141%
Cost of Sales	(2,284,244)	(820,953)	178%
Gross profit	1,000,299	544,607	84%
Commission Revenue	2,475,152	99,562	2,386%
Selling and marketing expenses	1,089,442	45,873	2,274%
General and administrative expenses	160,085	73,152	119%
Income before provision for income taxes	2,225,924	525,144	323%
Provision for income taxes	553,738	131,339	322%
Net income	1,672,186	393,805	325%
Other comprehensive income:	30,110	12,279	145%
Total comprehensive income	1,702,296	406,084	319%

Sales. Our net sales increased to $3,284,543 in the twelve months ended December 31, 2011 from $1,365,560 in the period from inception to December 31, 2010, representing a 141% increase.  This increase was mainly due to  a longer operating period in 2011 than in 2010. As we were founded in May 2010, and the operating period in 2010 was five months less in 2011than in 2010. The following table sets forth certain detailed information regarding our sales for the years ended December 2011 and 2010:

	For the years ended December 31
			Change
	2011	2010	Amount	%
Hardware design revenue	$1,326,073	$548,626	$777,447	142%
Software development revenue	1,763,741	813,492	950,249	117%
Training revenue	90,383	2,950	87,433	2,964%
Revenue from system maintenance	104,346	492	103,854	21,123%
Total revenue	$3,284,543	$1,365,560	$1,918,983	141%

Hardware design and software development comprised of our main revenue stream. In 2010, eight types of mining equipment and nine types of mining safety software systems were being designed and developed for different customers. In 2011, 10 types of mining equipment and 16 types of mining safety software systems were being designed and developed for different customers. This is the main cause for the rapid increase in our revenue.

Cost of Sales. Our cost of sales increased to $2,284,244 in the twelve months ended December 31, 2011 from $820,953 in the period from inception to December 31, 2010, representing a 178% increase. The costs primarily comprised of outsourcing costs, employees’ salaries and insurance and official expenses. The increase of costs was primarily due to the increase in the number of projects engaged in 2011 as we mentioned above. Such costs corresponded with the increase in our sales.

Gross Profit.Our gross profit increased to $1,000,299 in the twelve months ended December 31, 2011 from $544,607 in the period from inception to December 31, 2010, representing an 84% increase. The increase in the gross profit was primarily due to the increase in number of projects engaged in 2011 as described above. However, our gross profit ratio decreased from 40% to 30% in 2010 from 2011. The main reason for the decrease in our gross profit ratio was due to more outsourcing costs incurred in 2011 because of the rapid expansion of our business with a limited number of employees.

Commission Revenue. Our commission revenue increased to $2,475,152 in the twelve months ended December 31, 2011 from $99,562 in the period from inception to December 31, 2010, representing an 2,386% increase. The increase in the commission revenue was primarily due to the increase in the number of mining equipment sales referrals in 2011. In 2010, the commission revenue was generated from two mining equipment sales referrals only in September and December respectively. In 2011, the commission revenue was generated from seven mining equipment sales referrals and four mining equipment lease referrals. Generally, the increase in commission revenue was caused by our market expanding and credit improvement.

Selling and Marketing Expenses. Our selling and marketing expenses increased to $1,089,442 in the twelve months ended December 31, 2011 from $45,873 in the period from inception to December 31, 2010, representing a 2,274% increase. Our selling and marketing expenses primarily comprised of salaries, insurance, travelling expenses and entertainment expenses incurred for sales staffs. In addition, we classify the costs of commission revenue as selling and marketing expenses as well that primarily included the costs of safety inspection and training. The total cost of commission revenue was $1,026,246 and $22,742 respectively for the years ended December 31, 2011 and 2010. These services were provided by outsourcing which primarily caused the increase in selling and marketing expenses.

General and Administrative Expenses. Our general and administrative (“G&A”) expenses increased to $160,085 in the twelve months ended December 31, 2011 from $73,152 in the period from inception to December 31, 2010, representing a 119% increase. Our G&A expenses primarily comprised of G&A employees’ salaries, insurance and any expenses incurred for G&A functions. As the number of G&A employees and the size of our business were increased, therefore, our G&A expenses were largely increased.

Provision for Income Taxes.  Our provision for income taxes increased to $553,738 in the twelve months ended December 31, 2011 from $131,339 in the period from inception to December 31, 2010, representing a 322% increase. Our effective tax rate was the same as the statutory rate of 25% for the year ended 2011 and for the period from the inception through December 31, 2010.  Our tax filings for the period from May 11, 2010 through December 31, 2010 were examined by the tax authorities in April 2011.  The tax filings were accepted and no adjustments were proposed by the tax authorities. The increase in the provision for income taxes was mainly due to the increase in our sales and commission revenue which caused the improvement of our business performance.

Net Income. Our net income after provision for income taxes increased to $1,672,186 in the twelve months ended December 31, 2011 from $393,805 in the period from inception to December 31, 2010, representing a 323% increase. This increase was mainly due to the increase in our sales and commission revenue.

Foreign Currency Translation Adjustment. Our reporting currency is the U.S. dollar. Our local currency, Renminbi (RMB), is our functional currency. Results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the unified exchange rate as quoted by the People’s Bank of China at the end of the period. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of shareholders’ equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. For the years ended December 31, 2011 and 2010, foreign currency translation adjustments of $30,110 and $12,279 have been reported as other comprehensive income in the consolidated statements of income and other comprehensive income.

Liquidity and Capital Resources

As of March 31, 2012, we had cash and cash equivalents of $4,256,507, primarily consisting of cash on hand and demand deposits. The following table provides detailed information about our net cash flow for all financial statement periods presented in this report. To date, we have financed our operations primarily through cash flows from operations and equity contributions by our shareholders.

The following table sets forth a summary of our cash flows for the periods indicated:

Cash Flow
(all amounts in U.S. dollars)

	Three Months Ended March 31,2012	Three Months Ended March 31, 2011
Net cash provided by (used in) operating activities	$1,234,212	$253,589
Net cash provided by (used in) investing activities	(1,612)	(5,465)
Net cash provided by (used in) financing activities	(136,965)	-
Effects of Exchange Rate Change in Cash	30,073	3,780
Net Increase in Cash and Cash Equivalents	1,125,708	251,904
Cash and Cash Equivalent at Beginning of the Period	3,130,799	1,368,827
Cash and Cash Equivalent at End of the Period	4,256,507	1,620,731

Operating activities

Cash provided by operating activities was $1,234,212 for the three months ended March 31, 2012, as compared to $253,589 for the three months ended March 31, 2011. The change is attributable to an increase in our net income and accounts payable.

Investing activities

Net cash used in investing activities was 1,612 for the three months ended March 31, 2012, as compared to $5,465 for the three months ended March 31, 2011. The change is attributable to less fixed assets purchased in 2012.

Financing activities

Net cash used by financing activities was $136,965 for the three months ended March 31, 2012, as compared to $0 for the three months ended March 31, 2011. The change is attributable to the change in repayments to related parties.

We believe that our cash on hand and cash flow from operations will meet our present cash needs for the next 12 months. We may, however, in the future, require additional cash resources due to changed business conditions, implementation of our strategy to ramp up our marketing efforts and increase brand awareness, or acquisitions we may decide to pursue. If our own financial resources are insufficient to satisfy our capital requirements, we currently may seek to sell additional equity or debt securities or obtain additional credit facilities. The sale of additional equity securities could result in dilution to our stockholders. New indebtedness would result in increased debt service obligations and could require us to agree to operating and financial covenants that could restrict our operations. Financing may not be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us, or at all, could limit our ability to expand our business operations and could harm our overall business prospects.

Critical Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Foreign Currency Translations

All Company assets are located in the People’s Republic of China (“PRC”). The functional currency for the majority of the Company’s operations is the RMB. The Company uses the United States dollar (“US Dollar” or “US$” or “$”) for financial reporting purposes. The financial statements of the Company have been translated into US dollars in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 830, “Foreign Currency Matters.” All asset and liability accounts have been translated using the exchange rate in effect at the balance sheet date. Equity accounts have been translated at their historical exchange rates when the capital transactions occurred. Statements of income amounts have been translated using the average exchange rate for the periods presented. Adjustments resulting from the translation of the Company’s financial statements are recorded as other comprehensive income.

Revenue and Cost Recognition

The Company’s primary sources of revenues are derived from (a) design of security monitoring systems and rescue equipment to coal mine companies, (b) commissions from introducing customers to manufacturers for purchase of rescue equipment that will be used in the mining industry, (c) rental commissions from introducing customers for the rental of rescue capsules, which provide a temperate space for workers in an underground mine until rescued when there is a mining accident, and (d) revenues from providing maintenance and personnel training services to product users. The Company’s revenue recognition policies comply with the U.S. Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) 104 and Statement of Position (“SOP”) 81-1, “Accounting for Performance of Construction-Type and Certain Production-Type Contracts.” In general, the Company recognizes revenue when there is persuasive evidence of an arrangement, the fee is fixed or determinable, the products or service have been delivered and collectability of the resulting receivable is reasonably assured.

Revenues from sale of security monitoring systems and rescue equipment with major customization, modification and development are recorded primarily under the percentage-of-completion method, in accordance with Accounting Research Bulletin (“ARB”) 45, “Long-Term Construction-Type Contracts” and SOP 81-1. Profits recognized on contracts in process are based upon estimated contract revenue and related total cost of the project at completion. The extent of progress toward completion is generally measured based on the ratio of actual cost incurred to total estimated cost at completion. Contract costs include all direct material, direct labor, subcontractor costs and those indirect costs related to contract performance. If the contract provides services that are considered essential to the functionality of the rescue equipment and the security monitoring system, both the rescue product revenue and services are recognized under contract accounting in accordance with the provisions of SOP 81-1.

“Costs and estimated earnings in excess of billings on uncompleted contracts” are recorded as an asset when revenues are recognized in excess of amounts billed. “Billings in excess of costs and estimated earnings on uncompleted contracts” are recorded as a liability when billings are in excess of revenues recognized. At March 31, 2012 and December 31,2011, amounts over billed and under billed on uncompleted contracts were immaterial.

The Company makes recommendations to its customers for rescue equipment purchases and for rental of rescue capsules from third party suppliers within the cost range specified by its customers, or the Company can determine the rescue equipment to be used for specific projects based on the contract terms. For rescue equipment used in projects that is purchased and leased from third parties, the Company generally receives a pre-negotiated commission from the third party manufacturers once the contract for the rescue equipment is signed by the customers and the manufacturer receives the initial deposit.

Vulnerability Due to Operations in PRC

The Company’s operations may be adversely affected by significant political, economic and social uncertainties in the PRC. Although the PRC government has been pursuing economic reform policies for more than twenty years, no assurance can be given that the PRC government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption or unforeseen circumstances affecting the PRC’s political, economic and social conditions. There is also no guarantee that the PRC government’s pursuit of economic reforms will be consistent or effective.

Advertising Cost

Advertising costs are charged to operations when incurred. Advertising cost was $6,180 and $738 for the year ended December 31, 2011 and for the period from May 11, 2010 (inception) through December 31, 2010, respectively.

Fair Value of Financial Instruments

Financial instruments include accounts receivable, accounts payable and accrued expenses and other payables. As of December 31, 2011 and 2010, the carrying values of these financial instruments approximated their fair values due to the short term nature of these financial instruments.

Cash and Cash Equivalents

The Company considers all demand and time deposits and all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable are stated at cost, net of an allowance for doubtful accounts. Receivables outstanding longer than the payment terms are considered past due. The Company maintains an allowance for doubtful accounts for estimated losses resulting from the failure of customers to make required payments. The Company reviews the accounts receivable on a periodic basis and makes allowances where there is doubt as to the collectability of the outstanding balance. In evaluating the collectability of an individual receivable balance, the Company considers many factors, including the age of the balance, the customer’s payment history, its current credit-worthiness and current economic trends. The Company considers all accounts receivable at December 31, 2011 and 2010 to be fully collectible and, therefore, did not provide for an allowance for doubtful accounts. For the periods presented, the Company did not write off any accounts receivable as bad debts.

Fixed Assets

Fixed assets are recorded at cost, less accumulated depreciation. Cost includes the prices paid to acquire the assets, and any expenditure that substantially increase the assets value or extends the useful life of an existing asset. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Major repairs and betterments that significantly extend original useful lives or improve productivity are capitalized and depreciated over the periods benefited. Maintenance and repairs are generally expensed as incurred.

The estimated useful lives for fixed assets categories are as follows:

Machinery and equipment	3 years

Fixtures and furniture	5 years

Advances from Customers

Advances from customers primarily consist of payments received from customers by the Company for the design of the rescue equipment and monitoring systems.

Deferred Revenue

Deferred revenue includes a) rental commissions received from the related party for introducing customers who rent mining rescue capsules; b) maintenance service fees received in advance from customers for maintenance services of rescue equipment and security monitoring systems. These payments received but not yet earned are recognized as deferred revenue on the balance sheets.

Impairment of Long-lived Assets

The Company applies FASB ASC 360, “Property, Plant and Equipment,” which addresses the financial accounting and reporting for the recognition and measurement of impairment losses for long-lived assets. In accordance with ASC 360, long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company may recognize the impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to these assets. No impairment of long-lived assets was recognized for the periods presented.

Income Taxes

The Company accounts for income taxes in accordance with FASB ASC 740, “Income Taxes” (“ASC 740”), which requires the recognition of deferred income taxes for differences between the basis of assets and liabilities for financial statement and income tax purposes. Deferred tax assets and liabilities represent the future tax consequence for those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

ASC 740 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under ASC 740, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position would be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. ASC 740 also provides guidance on de-recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, and accounting for interest and penalties associated with tax positions. As of December 31, 2011 and 2010, the Company does not have a liability for any unrecognized tax benefits.

Statutory Reserve Fund

Pursuant to corporate law of the PRC, the Company is required to transfer 10% of its net income, as determined under PRC accounting rules and regulations, to a statutory reserve fund until such reserve balance reaches 50% of the Company’s registered capital. The statutory reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or used to increase registered capital, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital. The Company has fully funded the statutory reserve fund.

Recent Accounting Pronouncements

In December 2011, the FASB issued Accounting Standards Update (“ASU”) No. 2011-11, “Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities” (“ASU 2011-11”). The amendments in this ASU require an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. An entity is required to apply the amendments for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. An entity should provide the disclosures required by those amendments retrospectively for all comparative periods presented. The Company does not expect that the adoption of ASU 2011-11 will have a significant, if any, impact on the Company’s financial statements.

In September 2011, the FASB issued Accounting Standards Update No. 2011-08, "Testing Goodwill for Impairment" ("ASU No. 2011-08"), which allows entities to use a qualitative approach to test goodwill for impairment. ASU No. 2011-08 permits an entity to first perform a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. If it is concluded that this is the case, it is necessary to perform the currently prescribed two-step goodwill impairment test. Otherwise, the two-step goodwill impairment test is not required. ASU No. 2011-08 is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. The Company does not expect the adoption of the provisions of ASU No. 2011-08 to have a material impact on the Company's financial statements.

In June 2011, the FASB issued Accounting Standards Update No. 2011-05, "Presentation of Comprehensive Income" ("ASU No. 2011-05"), which improves the comparability, consistency, and transparency of financial reporting and increases the prominence of items reported in other comprehensive income ("OCI") by eliminating the option to present components of OCI as part of the statement of changes in stockholders' equity. The amendments in this standard require that all nonowner changes in stockholders' equity be presented either in a single continuous statement of comprehensive income or in two separate but consecutive statements. Subsequently in December 2011, the FASB issued Accounting Standards Update No. 2011-12, "Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income" ("ASU No. 2011-12"), which indefinitely defers the requirement in ASU No. 2011-05 to present on the face of the financial statements reclassification adjustments for items that are reclassified from OCI to net income in the statement(s) where the components of net income and the components of OCI are presented. The amendments in these standards do not change the items that must be reported in OCI, when an item of OCI must be reclassified to net income, or change the option for an entity to present components of OCI gross or net of the effect of income taxes. The amendments in ASU No. 2011-05 and ASU No. 2011-12 are effective for interim and annual periods beginning after December 15, 2011 and are to be applied retrospectively. The adoption of the provisions of ASU No. 2011-05 and ASU No. 2011-12 did not have a material impact on the Company's financial statements.

In May 2011, the FASB issued Accounting Standards Update No. 2011-04, "Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs" ("ASU No. 2011-04"), which amends current guidance to result in common fair value measurements and disclosures between accounting principles generally accepted in the United States and International Financial Reporting Standards. The amendments explain how to measure fair value. They do not require additional fair value measurements and are not intended to establish valuation standards or affect valuation practices outside of financial reporting. ASU No. 2011-04 clarifies the application of certain existing fair value measurement guidance and expands the disclosures for fair value measurements that are estimated using significant unobservable inputs (Level 3 inputs, as defined in Note 7). The amendments in ASU No. 2011-04 are effective for interim and annual periods beginning after December 15, 2011. The Company does not believe that the adoption of the provisions of ASU No. 2011-04 will have a material impact on the Company's financial statements.

In December 2010, FASB issued ASU No. 2010-29, “Disclosure of Supplementary Pro Forma Information for Business Combinations” (“ASU 2010-29”). ASU 2010-29 specifies that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. ASU 2010-29 is effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. The adoption of this standard did not have a material impact on the Company’s financial statements.

In December 2010, FASB issued ASU No. 2010-28, “When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts” (“ASU 2010-28”). ASU 2010-28 modifies Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts. This eliminates an entity’s ability to assert that a reporting unit is not required to perform Step 2 because the carrying amount of the reporting unit is zero or negative despite the existence of qualitative factors that indicate the goodwill is more likely than not impaired. ASU 2010-28 is effective for fiscal and interim periods beginning after December 15, 2010. The adoption of this standard did not have a material impact on the Company’s financial statements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 15, 2012, information with respect to the securities holdings of (i) our officers and directors, and (ii) all persons which, pursuant to filings with the SEC and our stock transfer records, we have reason to believe may be deemed the beneficial owner of more than five percent (5%) of the Common Stock. The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations promulgated under the Exchange Act and, accordingly, may include securities owned by or for, among others, the spouse and/or minor children of an individual and any other relative who resides in the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or which each person has the right to acquire within 60 days through the exercise of options or otherwise. Beneficial ownership may be disclaimed as to certain of the securities. This table has been prepared based on 33,600,000 shares of Common Stock outstanding as of June 15, 2012.Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, No. 88, Taishan Street, Beigang Industrial Zone, Longgang District, Huludao, Liaoning province, China.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Officers and Directors
Baoyuan Zhu, Chairman of the Board	7,916,160	23.6%

Zhengyuan Yan, Chief Executive Officer, Director	0	0

Wenqi Yao, Chief Financial Officer	0	0

Jianjun Gao, Director	1,532,160	4.6

All directors and executive officers as a group (4 persons)	9,448,320	28.1

5% Shareholders
Bosch Equities, L.P.(1) 76 Lagoon Road, Belvedere, CA 94920	1,680,000	5.00

(1) Includes 1,680,000 shares of Common Stock owned of record by Bosch Equities, L.P.   The general partner of Bosch Equities, L.P. is KBB Financial, Inc., a California corporation, the sole shareholder of which is Keri Bosch. As a result, Mrs. Bosch may be deemed to be the indirect beneficial owner of these securities since she has sole voting and investment control over the securities.   Mrs. Bosch served as the sole officer and director of the Company until her resignation of all offices of the Company on June 15, 2012.
MANAGEMENT

Directors and Executive Officers

Prior to the date of the Exchange Agreement, our Board of Directors consisted of one director, Keri B. Bosch. Mrs. Bosch has submitted a letter of resignation and each of Baoyuan Zhu, Zhengyan Yan, and Jianjun Gao has been appointed to our Board of Directors. The appointment of Mr. Zhu, Mr. Yan and Mr. Gao and the resignation of Mrs. Bosch are effective on the date of the Exchange Agreement.   In addition, effective on the date of the Exchange Agreement Mrs. Bosch resigned each of her officer positions with the Company and we appointed Zhengyuan Yan as our Chief Executive Officer, and appointed Wenqi Yao as our Chief Financial Officer and Secretary.

The names of our current officers and directors and certain information about them, are set forth below:

Name	Age	Position(s)
Baoyuan Zhu	42	Chairman of the Board
Zhengyuan Yan	61	Chief Executive Officer, Director
Wenqi Yao	32	Chief Financial Officer
Jianjun Gao	45	Director

Mr. Baoyuan Zhu has served as Chairman of Huludao Rescue since December 2011.  Mr. Zhu has served as a director at Heilongjiang Hefeng Mine Rescue Equipment Ltd. from April 2010 to the present. Mr Zhu was selected as a director because of his experience in mining industry and mining safety rescue R&D and producing and managing as an officer in previous career. Mr. Zhu acquired a Senior Mechanical Engineer in the doctor tutorial class of the China University of Mining and Technology.

Mr. Zhengyuan Yan has served as Chief Executive Officer and Director of Huludao Rescue since December 2011.  From March 1998 to June 2006, he worked as the Secretary of the Party Committee of Anshan Department of Industries.  Mr. Yan was selected as a director because of his experience in managing during his previous working career. Mr. Yan has a Bachelor degree in Politics from Liaoning Normal University.

Ms. Wenqi Yao has served as the Chief Financial Officer of Huludao Rescue since July 2010.  From July 2007 to February 2010, Ms. Yao served as an Accounting Supervisor at Liaoning Xinhao Certified Public Accountants Co., Ltd.Ms. Yao acquired a Bachelor degree in Accounting from Shenyang University and a Certificate of Accounting Professional.

Jianjun Gao has served as an assistant to the Chief Executive Officer and Director of Huludao Rescue since May 2011.  From May 2004 to May 2006, Mr. Gao served as an Investigator for the China Direct Marketing Research Group.  From May 2009 to May 2011, Mr. Gao served as Assistant of the President of Heilongjiang Hefeng Mine Rescue Equipment Co., Ltd.

Family Relationships

There are no family relationships among any of our officers or directors.

Corporate Governance

Board Committees

Our organizational documents authorize a board of not less than one member. Prior to the consummation of the Exchange Agreement we had one director. Our board of directors does not have a lead independent director. Our board of directors has determined that its leadership structure was appropriate and effective for the Company given its stage of operations. In connection with the Exchange Agreement, we established a board of directors with three members. We will re-evaluate our leadership structure once we have added additional members to our board of directors.

We presently do not have an audit committee, compensation committee or nominating committee or committee performing similar functions, as our management believes that until this point it has been premature at the early stage of our management and business development to form an audit, compensation or nominating committee. Until these committees are established, these decisions will continue to be made by our Board of Directors. Although our Board of Directors has not established any minimum qualifications for director candidates, when considering potential director candidates, our Board of Directors considers the candidate's character, judgment, skills and experience in the context of the needs of our Company and our Board of Directors.

Director Independence

We currently do not have any independent directors, as the term "independent" is defined by the rules of the Nasdaq Stock Market.

Involvement in Certain Legal Proceedings

Over the past ten years, none of our directors or executive officers has been (i) involved in any petition under Federal bankruptcy laws or any state insolvency law, convicted, (ii) convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses), (iii) subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from (a) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity, (b) engaging in any type of business practice, or (c) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws, or (d) subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in (iii)(a), (iv) found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated, (v) found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated. (vi) subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (a) any Federal or State securities or commodities law or regulation, (b) any law or regulation respecting financial institutions or insurance companies, or (c) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity, or (vii) the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member. Except as set forth in our discussion below in "Transactions with Related Persons; Promoters and Certain Control Persons; Director Independence," none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

EXECUTIVE COMPENSATION

Prior to the consummation of the Exchange Agreement the management and oversight of the Company required less than four (4) hours per month. Because the Company's sole officer was engaged in other activities, the Company's sole officer or director had not received any compensation from the Company.

Summary Compensation Table

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No other executive officers received total annual compensation in excess of $100,000.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation Earnings ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Zhengyuan Yan, Chief Executive Officer (1)	2011 2010	2,071 -	503 -	- -	- -	- -	- -	- -	2,574 -

Wenqi Yao, Chief Financial Officer (2)	2011 2010	14,629 6,426	1,634 377	- -	- -	- -	- -	- -	16,263 6,803

(1)	Mr. Yan has served as Chief Executive Officer of Huludao Rescue since December 2011.
(2)	Ms. Yao served as Chief Financial Officer of Huludao Rescue since July 2010.

Employment Agreements

Prior to our reverse acquisition of Dragons Soaring, Huludao Rescue, our operating affiliate was a private limited company organized under the laws of the PRC, and in accordance with PRC regulations, the salary of our executives was determined by our shareholders.  In addition, each employee is required to enter into an employment agreements.  Accordingly, all our employees, including management, have executed our employment agreement.  Our employment agreements with our executives provide the amount of each executive officer’s salary and establish their eligibility to receive a bonus.  The employment agreement also prohibits the employee from working in a competitive business one year after termination of employment.

Zhengyuan Yan’s employment agreement provides for a monthly salary of RMB 4,800 ($755) and terminates on December 11, 2014.  Mr. Yan is eligible for a bonus which is determined by, and at the discretion of, the board of directors of the Company, based on a review of Mr. Yan’s performance.

Wenqi Yao’s employment agreement provides for a monthly salary of RMB 3,500 ($551) and terminates on June 30, 2013.  Ms. Yao is eligible for a bonus which is determined by, and at the discretion of, the board of directors of the Company, based on a review of Ms. Yao’s performance.

Other than the salary and necessary social benefits required by the government, which are defined in the employment agreement, we currently do not provide other benefits to the officers at this time. Other than government severance payments, our executive officers are not entitled to severance payments upon the termination of their employment agreements or following a change in control

PRC employment law requires an employee be paid severance pay based on the number of years worked with the employer at  the rate of one month’s wage for each full year worked.  Any period of more than six months but less　than one year shall be counted as one year.　The severance pay payable to an Employee for any period of less than　six months shall be one-half of his monthly wages. The monthly salary mentioned above is defined as the average salary of 12 months before revocation or termination of the employment contract.

We have not provided retirement benefits (other than a state pension scheme in which all of our employees in China participate) or severance or change of control benefits to our named executive officers.

Grants of Plan-Based Awards

During the year ended December 31, 2011, there were no grants of plan-based awards to our named executive officers.

Option Exercises and Stock Vested

During the year ended December 31, 2011, there were no option exercises or vesting of stock awards to our named executive officers.

Outstanding Equity Awards at Fiscal Year End

None of our executive officers received any equity awards, including, options, restricted stock or other equity incentives during the fiscal year ended December 31, 2011.

Compensation of Directors

Our directors do not currently receive compensation for their service as directors of the Company, and have not received compensation in the last two fiscal years.

2011 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)(1)	Total ($)
Baoyuan Zhu	0	0	0
Jianjun Gao	0	12,819	12,819

(1)   Jianjun Gao serves as assistant to Zhengyuan Yan, General Manager of Huludao Rescue and Chief Executive Officer of the Company. Mr. Gao earned $11,032 in salary and $1,787 in bonus in the fiscal year ended December 31, 2011 for his services to Huludao Rescue.

TRANSACTIONS WITH RELATED
PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Transactions with Related Persons

The following includes a summary of transactions since inception, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last three completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under "Executive Compensation"). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm's-length transactions.

On June 14, 2012, we entered into a Debt Cancellation Agreement with Bosch Equities, L.P., Keri Bosch and Devin Bosch (the “Boschs”), pursuant to which $8,088 of debt owed to the Boschs was cancelled in exchange for 880,000 shares of common stock of Bridgeway.   Keri Bosch, Bridgeway’s sole director and officer is the sole shareholder of KBB Financial, Inc., Bosch Equities, L.P.’s General Partner.  At the time of the transaction Bosch Equities, L.P. was Bridgeway’s sole shareholder.

Leasing commissions are generated from Heilongjiang Hefeng Rescue Equipment Co., Ltd (Heilongjiang Hefeng), for introducing customers who rent mining rescue capsules. Huludao Rescue’s majority shareholder and the Company’s Chairman, Mr. Baoyuan Zhu is also the owner of Heilongjiang Hefeng. For the year ended December 31, 2011 and for the period from May 11, 2010 (inception) through December 31, 2010, lease commission generated from Heilongjiang Hefeng was $18,540 and $0, respectively. For the three months ended march 31, 2012 and 2011, lease commission generated from Hefeng Mine Rescue was $23,532 and $0, respectively.

On January 3, 2012, prior to the reverse acquisition transaction, Huashida Consulting and Huludao Rescue and its shareholders, Baoyuan Zhu and JianjunGao, entered into a series of agreements known as variable interest agreements (the “VIE Agreements”) pursuant to which Huludao Rescue became Huashida Consulting’s contractually controlled affiliate. The use of VIE agreements is a common structure used to acquire PRC corporations, particularly in certain industries in which foreign investment is restricted or forbidden by the PRC government. The VIE Agreements included:

(1)
an Exclusive Technical Service and Business Consulting Agreement between Huashida Consulting and Huludao Rescue pursuant to which Huashida Consulting is to provide technical support and consulting services to Huludao Rescue in exchange for (i) 95% the total annual net profit of Huludao Rescue and (ii) RMB100,000 per month ($15,170).

(2)
a Call Option Agreement among Baoyuan Zhu, Jianjun Gao, and Huashida Consulting under which the shareholders of Huludao Rescue has granted to Huashida Consulting the irrevocable right and option to acquire all of the equity interests in Huashidato the extent permitted by PRC law. If PRC law limits the percentage of Huludao Rescue that Huashida Consulting may purchase at any time, then Huashida Consulting may repeatedly exercise its option in such increments as may be allowed by PRC law. The exercise price of the option is RMB1.00($0.16) or any higher price required by PRC law. Huludao Rescue shareholders agreed to refrain from taking certain actions which might harm the value of Huludao Rescue or Huashida Consulting’s option;

(3)
a Proxy Agreement by Baoyuan Zhu and Jianjun Gao pursuant to which they each authorize Huashida Consulting to designate someone to exercise all of his shareholder decision rights with respect to Huludao Rescue,; and

(4)
A Share Pledge Agreement between Baoyuan Zhu, Jianjun Gao, Huludao Rescue,and Huashida Consulting under which the shareholders of Huludao Rescue has pledged all of their equity in Huludao Rescue to Huashida Consulting to guarantee Huludao Rescue’s and Huludao Rescue’s shareholders’ performance of their obligations under the Exclusive Technical Service and Business Consulting Agreement, the Call Option Agreement and the Proxy Agreement.

Baoyuan Zhu, the Company’s Chairman of the Board and is the controlling stockholder and Chairman of Huludao Rescue, our operating affiliate.

Review, approval or ratification of transactions with related persons

We do not have any other special committee, policy or procedure related to the review, approval or ratification of related party transactions.

Promoters and Control Persons

We did not have any promoters at any time during the past five fiscal years.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Currently there is no market for the Company’s securities.

Holders

As of June 15, 2012, there were approximately 19 stockholders of record of our common stock.

Dividends

We have never declared or paid a cash dividend. Any future decisions regarding dividends will be made by our board of directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has complete discretion on whether to pay dividends, subject to the approval of our stockholders. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

PRC regulations restrict the ability of our PRC subsidiary to make dividends and other payments to its offshore parent company. PRC legal restrictions permit payments of dividends by our PRC subsidiary only out of its accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations. Our PRC subsidiary is also required under PRC laws and regulations to allocate at least 10% of our annual after-tax profits determined in accordance with PRC GAAP to a statutory general reserve fund until the amounts in said fund reaches 50% of our registered capital. Allocations to these statutory reserve funds can only be used for specific purposes and are not transferable to us in the form of loans, advances or cash dividends. Please refer to the section "Risk Factors — Risks Related to Doing Business In China — Restrictions under PRC law on our PRC subsidiary's ability to make dividends and other distributions could materially and adversely affect our ability to grow, make investments or complete acquisitions that could benefit our business, pay dividends to you, and otherwise fund and conduct our businesses."

Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance and we do not have any outstanding stock options.

RESENT SALE OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 3.02 of this report, which disclosure is incorporated by reference into this section.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 300,000,000 shares of $0.0001 par value common stock.

Common Stock

We are authorized to issue up to 300,000,000 shares of common stock, par value $0.0001 per share. Each share of common stock entitles a stockholder to one vote on all matters upon which stockholders are permitted to vote. Common stock does not confer on the holder any preemptive right or other similar right to purchase or subscribe for any additional securities issued by us, is not convertible into other securities. No shares of common stock are subject to redemption or any sinking fund provisions. All the outstanding shares of our common stock are fully paid and non-assessable. The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future.

Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiary and other holdings and investments. In addition, our operating subsidiary in the PRC, from time to time, may be subject to restrictions on their ability to make distributions to us, including restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors and any liquidation preference on outstanding preferred stock.

In consideration of entering into the Exchange Agreement, Bosch Equities, L.P., Bridgeway’s sole shareholder prior to the Exchange, was granted piggy back registration rights as to 560,000 shares of Bridgeway’s common stock currently held by Bosch Equities.  The registration rights have a term of 18 months and in the event they are implemented, Bosch Equities has agreed to not sell any of the shares registered for a period of six months from the date of effectiveness of the registration statement.

Transfer Agent and Registrar

Our independent stock transfer agent is Securities Transfer Corporation. Its address is 2591 Dallas Parkway, Suite 102, Frisco, Texas 75034. Its contact numbers are (469) 633-0101 for voice calls and (469) 633-0088 fax transmissions. The transfer agent's website is located at www.stctransfer.com.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

We have the authority under the Delaware General Corporation Law to indemnify our directors and officers to the extent provided for in such statute.  Set forth below is a discussion of Delaware law regarding indemnification that we believe discloses the material aspects of such law on this subject.  The Delaware law provides, in part, that a corporation may indemnify a director or officer or other person who was, is or is threatened to be made a named defendant or respondent in a proceeding because such person is or was a director, officer, employee or agent of the corporation, if it is determined that such person:

●	conducted himself in good faith;
●
reasonably believed, in the case of conduct in his official capacity as a director or officer of the corporation, that his conduct was in the corporation’s best interest and, in all other cases, that his conduct was at least not opposed to the corporation’s best interests; and

●	in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful.

A corporation may indemnify a person under the Delaware law against judgments, penalties, including excise and similar taxes, fines, settlement, and unreasonable expenses actually incurred by the person in connection with the proceeding.  If the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification is limited to reasonable expenses actually incurred by the person in connection with the proceeding, and shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation.  The corporation may also pay or reimburse expenses incurred by a person in connection with his appearance as a witness or other participation in a proceeding at a time when he is not a named defendant or respondent in the proceeding.

Our Certificate of Incorporation provides that none of our directors shall be personally liable to us or our stockholders for monetary damages for an act or omission in such directors’ capacity as a director; provided, however, that the liability of such director is not limited to the extent that such director is found liable for: (a) a breach of the directors’ duty of loyalty to us or our stockholders; (b) an act or omission not in good faith that constitutes a breach of duty of the director to us or an act or omission that involves intentional misconduct or a knowing violation of the law; (c) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s office; or (d) an act or omission for which the liability of the director is expressly provided under Delaware law.  Limitations on liability provided for in our Certificate of Incorporation do not restrict the availability of non-monetary remedies and do not affect a director’s responsibility under any other law, such as the federal securities laws or state or federal environmental laws.

We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as executive officers and directors.  The inclusion of these provisions in our Certificate of Incorporation may have the effect of reducing a likelihood of derivative litigation against our directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefitted us or our stockholders.

Our Certificate of Incorporation provide that we will indemnify our directors to the fullest extent provided by the Delaware General Corporation Law and we may, if and to the extent authorized by our board of directors, so indemnify our officers and other persons whom we have the power to indemnify against liability, reasonable expense or other matters.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

Reference is made to the disclosure set forth under Item 4.01 of this report, which disclosure is incorporated herein by reference.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS

(a)       Financial Statements of Business Acquired Filed herewith are the following:

1.	Audited financial statements of Dragons Soaring Limited for the period from December 2, 2011 (Inception) to December 31, 2011.

2.	Audited financial statements of HuludaoHefeng Rescue Equipment Co., Ltd. for the year ended December 31, 2011 and for the period from May 11, 2010 (Inception)/ through December 31, 2010.

3.	Unaudited consolidated financial statements of Dragons Soaring Limited for the three months ended March 31, 2012 and 2011.

(b)      Pro Forma Financial Information

(d)      Exhibits

Exhibit No.	Description
2.1*	Share Exchange Agreement, dated as of June 15, 2012, among Bridgeway Acquisition Corp., Dragons Soaring Limited (BVI), the shareholders of Dragons Soaring Limited (BVI), and Bosch Equities L.P.

3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Form 10 of the Company filed with the SEC on February 16, 2011)

3.2	Bylaws (incorporated by reference to Exhibit 3.2 to the Form 10 of the Company filed with the SEC on February 16, 2011)

10.1*
Exclusive Technical Service and Business Consulting Agreement, dated January 3, 2012, between Huludao Hefeng Rescue Equipment Co., Ltd. and Huashida Information Consulting (Shenzhen) Co., Ltd. (English translation)

10.2*	Call Option Agreement, dated January 3, 2012, among Huashida Information Consulting (Shenzhen) Co., Ltd., Baoyuan Zhu, and Jianjun Gao (English translation)

10.3*	Proxy Agreement, dated January 3, 2012,by Baoyuan Zhu and Jianjun Gao, in favor of Huashida Information Consulting (Shenzhen) Co., Ltd. (English translation)

10.4*	Share Pledge Agreement, dated January 3, 2012, between Huashida Information Consulting (Shenzhen) Co., Ltd., Baoyuan Zhu, and Jianjun Gao (English translation)

10.5*	Form of Design Service Agreement

10.6*	Form of Agency Service Cooperation Agreement .

10.7*	Form of System Cooperative Development Service Contract .

10.8*	Form of Collaborative Design Service Agreement

10.9*	Form of Agency Strategic Cooperation Agreement

10.10*	Form of System Development Service Contract

10.11*	Lease Agreement between Huludao Hefeng Rescue Equipment Co., Ltd. and Lessors Aiqin Yu and Gang Xu.

10.12*	Executive Employment Agreement between Huludao Hefeng Rescue Equipment Co.,Ltd and Zhengyuan Yan dated December 12, 2011

10.13*	Executive Employment Agreement between Huludao Hefeng Rescue Equipment Co. Ltd. (formally known as Huludao Quicailansha Building Decoration Engineering LLC) and Wengi Yao dated July 1, 2011.

10.14*	Debt Cancellation Agreement between Bridgeway, Keri Bosch, Devin Bosch, and Bosch Equities, L.P., dated June 14, 2012

21*	Subsidiaries of the Company

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bridgeway Acquisition Corp.

Date: June 15, 2012	/s/ Zhengyuan Yan
Zhengyuan Yan
Chief Executive Officer

HULUDAO HEFENG RESCUE EQUIPMENT CO., LTD.

FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2011 AND FOR THE
PERIOD FROM MAY 11, 2010 (INCEPTION) THROUGH DECEMBER 31, 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
HuludaoHefeng Rescue Equipment Co., Ltd.

We have audited the accompanying balance sheets of HuludaoHefeng Rescue Equipment Co., Ltd. as of December 31, 2011 and 2010, and the related statements of income and other comprehensive income, changes in stockholders’ equity and cash flows for the year ended December 31, 2011 and for the period from May 11, 2010 (inception) through December 31, 2010.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentations.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of HuludaoHefeng Rescue Equipment Co., Ltd. as of December 31, 2011 and 2010, and the results of its operations and its cash flows for the year ended December 31, 2011 and for the period from May 11, 2010 (inception) through December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

/s/ Wei Wei & Co. LLP
New York, New York
February 29, 2012

1

HULUDAO HEFENG RESCUE EQUIPMENT CO., LTD.

BALANCE SHEETS
DECEMBER 31, 2011 AND 2010 (U.S. $)

ASSETS	2011	2010
Current assets:
Cash (Note 2)	$2,960,284	$1,368,827
Accounts receivable (Note 2)	366,671	181,848
Prepaid expenses and other current assets	49,926	8,467
Total current assets	3,376,881	1,559,142
Fixed Assets (Notes 2 and 4)	71,301	63,180
Less: accumulated depreciation	(29,943)	(7,069)
Fixed Assets, net	41,358	56,111
TOTAL ASSETS	$3,418,239	$1,615,253

See accompanying notes to the financial statements.

2

HULUDAO HEFENG RESCUE EQUIPMENT CO., LTD.

BALANCE SHEETS
DECEMBER 31, 2011 AND 2010 (U.S. $)

LIABILITIES AND STOCKHOLDERS’ EQUITY	2011	2010
Current liabilities:
Accounts payable	$707,563	$472,367
Advances from customers (Note 2)	3,535	417,387
Deferred revenue (Note 2)	139,236	5,544
Accrued expenses and other payables	386,325	240,671
Total current liabilities	1,236,659	1,135,969
Stockholders’ equity:
Registered capital	73,200	73,200
Retained earnings	2,029,116	356,930
Statutory reserve fund (Note 2)	36,875	36,875
Other comprehensive income (Note 2)	42,389	12,279
Total stockholders’ equity	2,181,580	479,284
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,418,239	$1,615,253

See accompanying notes to the financial statements.

3

HULUDAO HEFENG RESCUE EQUIPMENT CO., LTD.

STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME

	Year Ended December 31, 2011	May 11, 2010 (Inception) to December 31, 2010
Sales (Note 2)	$3,284,543	$1,365,560
Cost of Sales	(2,284,244)	(820,953)
Gross profit	1,000,299	544,607
Commission revenue
Commissions (Note 2)	2,456,612	99,562
Rental Commissions-related party (Notes 2 and 6)	18,540	-
Subtotal	3,475,451	644,169
Operating expenses:
Selling and marketing	1,089,442	45,873
General and administrative	160,085	73,152
Total operating expenses	1,249,527	119,025
Income before provision for income taxes	2,225,924	525,144
Provision for income taxes (Notes 2 and 8)	553,738	131,339
Net income	1,672,186	393,805
Other comprehensive income:
Foreign currency translation adjustment (Note 2)	30,110	12,279
Total comprehensive income	$1,702,296	$406,084

See accompanying notes to the financial statements.

4

HULUDAO HEFENG RESCUE EQUIPMENT CO., LTD.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2011 AND FOR THE
PERIOD FROM MAY 11, 2010 (INCEPTION) THROUGH DECEMBER 31, 2010

	Registered Capital	Retained Earnings	Statutory Reserve Fund (Note 2)	Other Comprehensive Income (Note 2)	Total
Balance, May 11, 2010 (Inception)	$-	$-	$-	$-	$-
Registered capital	73,200	-	-	-	73,200
Net income	-	393,805		-	393,805
Allocation of statutory reserve fund	-	(36,875)	36,875	-	-
Foreign currency translation adjustment	-	-	-	12,279	12,279
Balance, December 31, 2010	73,200	356,930	36,875	12,279	479,284
Net income	-	1,672,186			1,672,186
Foreign currency translation adjustment	-	-	-	30,110	30,110
Balance, December 31, 2011	$73,200	$2,029,116	$36,875	$42,389	$2,181,580

See accompanying notes to the financial statements.

5

HULUDAO HEFENG RESCUE EQUIPMENT CO., LTD.

STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2011	May 11, 2010 (Inception) to December 31, 2010
Cash flows from operating activities:
Net Income	1,672,186	393,805
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation	22,224	6,896
Change in operating assets and liabilities:
(Increase) in accounts receivable	(184,823)	(181,848)
(Increase) in prepaid expenses and other current assets	(41,459)	(8,467)
Increase in accounts payable	235,196	472,367
(Decrease) increase in advance from customer	(413,852)	417,387
Increase in deferred revenue	133,692	5,544
Increase in accrued expenses and other payables	145,654	240,671
Net cash provided by operating activities	1,568,818	1,346,355
Cash flows from investing activities:
Purchase of fixed assets	(5,562)	(61,634)
Cash flows from financing activities:
Contribution of capital	-	73,200
Effect of exchange rate changes on cash	28,201	10,906
Net increase in cash	1,591,457	1,368,827
Cash, beginning	1,368,827	-
Cash, end	2,960,284	1,368,827

See accompanying notes to the financial statements.

6

HULUDAO HEFENG RESCUE EQUIPMENT CO., LTD.

STATEMENTS OF CASH FLOWS (continued)

	Year Ended December 31, 2011	May 11, 2010 (Inception) to December 31, 2010
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$491,027	$-
Cash paid for interest	$-	$-

See accompanying notes to the financial statements.

7

HULUDAO HEFENG RESCUE EQUIPMENT CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2011 AND 2010

1.             ORGANIZATION

Huludao Hefeng Rescue Equipment Co., Ltd (the “Company”) is a Chinese entity formed on May 11, 2010 with registered capital of $73,200. The Company specializes in designing rescue equipment and security monitor systems, providing services of product maintenance, and personnel training for product users. The Company also introduces customers to rescue equipment manufacturers for rescue equipment purchases and rentals. The Company’s main products are the design of rescue equipment and security monitor systems, which are used for workers in an underground mine until rescued when there is a mining accident.

2.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting and Presentation

The accompanying financial statements have been prepared on the accrual basis in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Foreign Currency Translations

All Company assets are located in the People’s Republic of China (“PRC”). The functional currency for the majority of the Company’s operations is the RMB. The Company uses the United States dollar (“US Dollar” or “US$” or “$”) for financial reporting purposes. The financial statements of the Company have been translated into US dollars in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 830, “Foreign Currency Matters.” All asset and liability accounts have been translated using the exchange rate in effect at the balance sheet date. Equity accounts have been translated at their historical exchange rates when the capital transactions occurred. Statements of income amounts have been translated using the average exchange rate for the periods presented. Adjustments resulting from the translation of the Company’s financial statements are recorded as other comprehensive income.

8

HULUDAO HEFENG RESCUE EQUIPMENT CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2011 AND 2010

2.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Foreign Currency Translations (continued)

The exchange rates used to translate amounts in RMB into US dollars for the purposes of preparing the financial statements are as follows:

	December 31, 2011	May 11, 2010 (Inception) to December 31, 2010
Balance sheet items, except for stockholders’ equity, as of period end	0.1571	0.1512
Amounts included in the statements of income, statements of changes in stockholders’ equity and statements of cash flows for the period	0.1545	0.1475

For year ended December 31, 2011 and for the period from May 11, 2010 (inception) through December 31, 2010, foreign currency translation adjustments of $30,110 and $12,279 have been reported as other comprehensive income.

Although government regulations now allow convertibility of the RMB for current account transactions, significant restrictions still remain. Hence, such translations should not be construed as representations that the RMB could be converted into US dollars at that rate or any other rate.

The value of the RMB against the US dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions. Any significant revaluation of the RMB may materially affect the Company’s financial condition in terms of US dollar reporting.

9

HULUDAO HEFENG RESCUE EQUIPMENT CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2011 AND 2010

2.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue and Cost Recognition

The Company’s primary sources of revenues are derived from (a) design of security monitoring systems and rescue equipment for coal mine companies, (b) commissions from introducing customers to manufacturers for purchase of rescue equipment that will be used in the mining industry, (c) rental commissions from introducing customers to manufacturers for rental of rescue capsules, which provide a temperate space for workers in an underground mine until rescued when there is a mining accident, and (d) revenues from providing maintenance and personnel training services to product users. The Company’s revenue recognition policies comply with the U.S. Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) 104 and Statement of Position (“SOP”) 81-1, “Accounting for Performance of Construction-Type and Certain Production-Type Contracts.” In general, the Company recognizes revenue when there is persuasive evidence of an arrangement, the fee is fixed or determinable, the products or service have been delivered and collectability of the resulting receivable is reasonably assured.

Revenues from sale of security monitoring systems and rescue equipment with major customization, modification and development are recorded primarily under the percentage-of-completion method, in accordance with Accounting Research Bulletin (“ARB”) 45, “Long-Term Construction-Type Contracts” and SOP 81-1. Profits recognized on contracts in process are based upon estimated contract revenue and related total cost of the project at completion. The extent of progress toward completion is generally measured based on the ratio of actual cost incurred to total estimated cost at completion. Contract costs include all direct material, direct labor, subcontractor costs and those indirect costs related to contract performance. If the contract provides services that are considered essential to the functionality of the rescue equipment and the security monitoring system, both the rescue product revenue and services are recognized under contract accounting in accordance with the provisions of SOP 81-1.

“Costs and estimated earnings in excess of billings on uncompleted contracts” are recorded as an asset when revenues are recognized in excess of amounts billed. “Billings in excess of costs and estimated earnings on uncompleted contracts” are recorded as a liability when billings are in excess of revenues recognized. At December 31, 2011 and 2010, amounts over billed and under billed on uncompleted contracts were immaterial.

10

HULUDAO HEFENG RESCUE EQUIPMENT CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2011 AND 2010

2.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue and Cost Recognition (continued)

The Company makes recommendations to its customers for rescue equipment purchases and for rental of rescue capsules from third party suppliers within the cost range specified by its customers, or the Company can determine the rescue equipment to be used for specific projects based on the contract terms. For rescue equipment used in projects that is purchased and leased from third parties, the Company generally receives a pre-negotiated commission from the third party manufacturers once the contract for the rescue equipment is signed by the customers and the manufacturer receives the initial deposit.

Vulnerability Due to Operations in PRC

The Company’s operations may be adversely affected by significant political, economic and social uncertainties in the PRC. Although the PRC government has been pursuing economic reform policies for more than twenty years, no assurance can be given that the PRC government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption or unforeseen circumstances affecting the PRC’s political, economic and social conditions. There is also no guarantee that the PRC government’s pursuit of economic reforms will be consistent or effective.

Advertising Cost

Advertising costs are charged to operations when incurred. Advertising cost was $6,180 and $738 for the year ended December 31, 2011 and for the period from May 11, 2010 (inception) through December 31, 2010, respectively.

Fair Value of Financial Instruments

Financial instruments include accounts receivable, accounts payable and accrued expenses and other payables. As of December 31, 2011 and 2010, the carrying values of these financial instruments approximated their fair values due to the short term nature of these financial instruments.

Cash and Cash Equivalents

The Company considers all demand and time deposits and all highly liquid investments with an original maturity of three months or less to be cash equivalents.

11

HULUDAO HEFENG RESCUE EQUIPMENT CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2011 AND 2010

2.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Accounts Receivable

Accounts receivable is stated at cost, net of an allowance for doubtful accounts. Receivables outstanding longer than the payment terms are considered past due. The Company maintains an allowance for doubtful accounts for estimated losses resulting from the failure of customers to make required payments. The Company reviews the accounts receivable on a periodic basis and makes allowances where there is doubt as to the collectability of the outstanding balance. In evaluating the collectability of an individual receivable balance, the Company considers many factors, including the age of the balance, the customer’s payment history, its current credit-worthiness and current economic trends. The Company considers all accounts receivable at December 31, 2011 and 2010 to be fully collectible and, therefore, did not provide for an allowance for doubtful accounts. For the periods presented, the Company did not write off any accounts receivable as bad debts.

Fixed Assets

Fixed assets are recorded at cost, less accumulated depreciation. Cost includes the prices paid to acquire the assets, and any expenditure that substantially increase the assets value or extends the useful life of an existing asset. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Major repairs and betterments that significantly extend original useful lives or improve productivity are capitalized and depreciated over the periods benefited. Maintenance and repairs are generally expensed as incurred.

The estimated useful lives for fixed assets categories are as follows:

Machinery and equipment	3 years

Fixtures and furniture	5 years

Advances from Customers

Advances from customers primarily consist of payments received from customers by the Company for the design of the rescue equipment and monitoring systems.

12

HULUDAO HEFENG RESCUE EQUIPMENT CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2011 AND 2010

2.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Deferred Revenue

Deferred revenue includes a) rental commissions received from the related party for introducing customers who rent mining rescue capsules; b) maintenance service fees received in advance from customers for maintenance services of rescue equipment and security monitoring systems. These payments received but not yet earned are recognized as deferred revenue on the balance sheets.

Impairment of Long-lived Assets

The Company applies FASB ASC 360, “Property, Plant and Equipment,” which addresses the financial accounting and reporting for the recognition and measurement of impairment losses for long-lived assets. In accordance with ASC 360, long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company may recognize the impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to these assets. No impairment of long-lived assets was recognized for the periods presented.

Income Taxes

The Company accounts for income taxes in accordance with FASB ASC 740, “Income Taxes” (“ASC 740”), which requires the recognition of deferred income taxes for differences between the basis of assets and liabilities for financial statement and income tax purposes. Deferred tax assets and liabilities represent the future tax consequence for those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

13

HULUDAO HEFENG RESCUE EQUIPMENT CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2011 AND 2010

2.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes (continued)

ASC 740 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under ASC 740, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position would be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. ASC 740 also provides guidance on de-recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, and accounting for interest and penalties associated with tax positions. As of December 31, 2011 and 2010, the Company does not have a liability for any unrecognized tax benefits.

Statutory Reserve Fund

Pursuant to corporate law of the PRC, the Company is required to transfer 10% of its net income, as determined under PRC accounting rules and regulations, to a statutory reserve fund until such reserve balance reaches 50% of the Company’s registered capital. The statutory reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or used to increase registered capital, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital. The Company has fully funded the statutory reserve fund.

3.             RECENTLY ISSUED ACCOUNTING STANDARDS

In December 2011, the FASB issued Accounting Standards Update (“ASU”) No. 2011-11, “Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities” (“ASU 2011-11”). The amendments in this ASU require an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. An entity is required to apply the amendments for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. An entity should provide the disclosures required by those amendments retrospectively for all comparative periods presented. The Company does not expect that the adoption of ASU 2011-11 will have a significant, if any, impact on the Company’s financial statements.

14

HULUDAO HEFENG RESCUE EQUIPMENT CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2011 AND 2010

3.             RECENTLY ISSUED ACCOUNTING STANDARDS (continued)

In September 2011, the FASB issued Accounting Standards Update No. 2011-08, "Testing Goodwill for Impairment" ("ASU No. 2011-08"), which allows entities to use a qualitative approach to test goodwill for impairment. ASU No. 2011-08 permits an entity to first perform a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. If it is concluded that this is the case, it is necessary to perform the currently prescribed two-step goodwill impairment test. Otherwise, the two-step goodwill impairment test is not required. ASU No. 2011-08 is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. The Company does not expect the adoption of the provisions of ASU No. 2011-08 to have a material impact on the Company's financial statements.

In June 2011, the FASB issued Accounting Standards Update No. 2011-05, "Presentation of Comprehensive Income" ("ASU No. 2011-05"), which improves the comparability, consistency, and transparency of financial reporting and increases the prominence of items reported in other comprehensive income ("OCI") by eliminating the option to present components of OCI as part of the statement of changes in stockholders' equity. The amendments in this standard require that all nonowner changes in stockholders' equity be presented either in a single continuous statement of comprehensive income or in two separate but consecutive statements. Subsequently in December 2011, the FASB issued Accounting Standards Update No. 2011-12, "Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income" ("ASU No. 2011-12"), which indefinitely defers the requirement in ASU No. 2011-05 to present on the face of the financial statements reclassification adjustments for items that are reclassified from OCI to net income in the statement(s) where the components of net income and the components of OCI are presented. The amendments in these standards do not change the items that must be reported in OCI, when an item of OCI must be reclassified to net income, or change the option for an entity to present components of OCI gross or net of the effect of income taxes. The amendments in ASU No. 2011-05 and ASU No. 2011-12 are effective for interim and annual periods beginning after December 15, 2011 and are to be applied retrospectively. The adoption of the provisions of ASU No. 2011-05 and ASU No. 2011-12 did not have a material impact on the Company's financial statements.

15

HULUDAO HEFENG RESCUE EQUIPMENT CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2011 AND 2010

3.             RECENTLY ISSUED ACCOUNTING STANDARDS (continued)

In May 2011, the FASB issued Accounting Standards Update No. 2011-04, "Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs" ("ASU No. 2011-04"), which amends current guidance to result in common fair value measurements and disclosures between accounting principles generally accepted in the United States and International Financial Reporting Standards. The amendments explain how to measure fair value. They do not require additional fair value measurements and are not intended to establish valuation standards or affect valuation practices outside of financial reporting. ASU No. 2011-04 clarifies the application of certain existing fair value measurement guidance and expands the disclosures for fair value measurements that are estimated using significant unobservable inputs (Level 3 inputs, as defined in Note 7). The amendments in ASU No. 2011-04 are effective for interim and annual periods beginning after December 15, 2011. The Company does not believe that the adoption of the provisions of ASU No. 2011-04 will have a material impact on the Company's financial statements.

In December 2010, FASB issued ASU No. 2010-29, “Disclosure of Supplementary Pro Forma Information for Business Combinations” (“ASU 2010-29”). ASU 2010-29 specifies that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. ASU 2010-29 is effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. The adoption of this standard did not have a material impact on the Company’s financial statements.

In December 2010, FASB issued ASU No. 2010-28, “When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts” (“ASU 2010-28”). ASU 2010-28 modifies Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts. This eliminates an entity’s ability to assert that a reporting unit is not required to perform Step 2 because the carrying amount of the reporting unit is zero or negative despite the existence of qualitative factors that indicate the goodwill is more likely than not impaired. ASU 2010-28 is effective for fiscal and interim periods beginning after December 15, 2010. The adoption of this standard did not have a material impact on the Company’s financial statements.

16

HULUDAO HEFENG RESCUE EQUIPMENT CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2011 AND 2010

4.             FIXED ASSETS

Fixed assets at December 31, 2011 and 2010 are summarized as follows:

	2011	2010
Machinery and equipment	$64,891	$57,011
Fixtures and furniture	6,410	6,169
	71,301	63,180
Less: Accumulated depreciation	(29,943)	(7,069)
Fixed assets, net	$41,358	$56,111

Depreciation expense charged to operations for the year ended December 31, 2011 and for the period from May 11, 2010 (inception) through December 31, 2010 was $22,224 and $6,896, respectively.

5.             LEASE OBLIGATIONS

The Company leases its offices from two unrelated third parties at a monthly rental of approximately $2,100 and $1,100, respectively, under two operating leases, expiring on April 30, 2012 and December 31, 2014, respectively. The minimum future rentals under these leases as of December 31, 2011, are as follows:

Year Ending December 31,	Amount

2012	$22,000
2013	13,000
2014	13,000
$48,000

17

HULUDAO HEFENG RESCUE EQUIPMENT CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2011 AND 2010

6.             RELATED PARTY TRANSACTION

Leasing commissions are generated from Heilongjiang Hefeng Rescue Equipment Co., Ltd (Heilongjiang Hefeng), for introducing customers who rent mining rescue capsules. The Company’s majority shareholder, Mr. Baoyuan Zhu is also the owner of Heilongjiang Hefeng. The Company recognizes lease commission revenue monthly when earned, which is based on a percentage of annual prepaid rent over the lease period. For the year ended December 31, 2011 and for the period from May 11, 2010 (inception) through December 31, 2010, lease commission generated from Heilongjiang Hefeng was $18,540 and $0, respectively.

Future rental lease commissions to be received as of December 31, 2011 are as follows:

Year Ending December 31,	Amount
2012	$73,388
2013	73,388
2014	73,388
2015	73,388
2016	73,388
Thereafter	232,523
$599,463

7.             FAIR VALUE MEASUREMENTS

FASB ASC 820, “Fair Value Measurements and Disclosures,” specifies a hierarchy of valuation techniques based upon whether the inputs to those valuation techniques reflect assumptions other market participants would use based upon market data obtained from independent sources (observable inputs). In accordance with ASC 820, the following summarizes the fair value hierarchy:

Level 1 Inputs – Unadjusted quoted market prices for identical assets and liabilities in an active market that the Company has the ability to access.

18

HULUDAO HEFENG RESCUE EQUIPMENT CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2011 AND 2010

7.             FAIR VALUE MEASUREMENTS (continued)

Level 2 Inputs –Inputs other than the quoted prices in active markets that are observable either directly or indirectly.

Level 3 Inputs – Inputs based on prices or valuation techniques that are both unobservable and significant to the overall fair value measurements.

ASC 820 requires the use of observable market data, when available, in making fair value measurements. When inputs used to measure fair value fall within different levels of the hierarchy, the level within which the fair value measurement is categorized is based on the lowest level input that is significant to the fair value measurements. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs. The Company did not identify any assets or liabilities that are required to be presented on the balance sheets at fair value.

8.             INCOME TAXES

The provision for income taxes consisted of the following for the year ended December 31, 2011 and for the period from May 11, 2010 (inception) through December 31, 2010:

	2011	2010
Current	$553,738	$131,339
Deferred	-	-
	$553,738	$131,339

The Company’s effective tax rate was the same as the statutory rate of 25% for the year ended 2011 and for the period from May 11, 2010 (inception) through December 31, 2010. The Company’s tax filings for the period from May 11, 2010 (inception) through December 31, 2010 were examined by the tax authorities in April 2011. The tax filings were accepted and no adjustments were proposed by the tax authorities.

19

HULUDAO HEFENG RESCUE EQUIPMENT CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2011 AND 2010

9.             CONCENTRATION OF CREDIT RISK

Substantially all of the Company’s bank accounts are in banks located in The People’s Republic of China and are not covered by protection similar to that provided by the FDIC on funds held in United States banks.

The Company has four major customers, two of which accounted for 80% of accounts receivable and 46% of sales for the year ended December 31, 2011; and two major customers accounted for 63% of accounts receivable and 34% of sales for the period from May 11, 2010 (inception) through December 31, 2010.

10.           SUBSEQUENT EVENT

On January 3, 2012, The Company entered into (i) an Exclusive Technical Service and Business Consulting Agreement; (ii) a Proxy Agreement, (iii) Share Pledge Agreement, (iv) Call Option Agreement with Huashida Information Consulting (Shenzhen) Co., Ltd. (“Huashida”).  The foregoing agreements are collectively referred to as the “Management and Control Agreements.”

The Management and Control Agreements described below allow Huashida to exercise control over, and derive 95% of the company’s annual net income of the Company and receive an additional payment of $15,800(RMB 100,000) approximately each month from the Company.

Exclusive Technical Service and Business Consulting Agreement:  Pursuant to the Exclusive Technical Service and Business Consulting Agreement, Huashida provides technical support, consulting, training, marketing and business consulting services to the Company as related to the business activities of the Company.  In consideration for such services, the Company has agreed to pay an annual service fee to Huashida in an amount equal 95% of the Company’s annual net income with an additional payment of $15,800(RMB 100,000) approximately each month. The agreement has an unlimited term and can only be terminated upon written notice agreed to by both parties.

Proxy Agreement: Pursuant to the agreement, the stockholders of the Company agreed to irrevocably entrust Huashida to designate a qualified person acceptable under PRC law and foreign investment policies, part or all of the equity interests in Hefeng held by the stockholders of Hefeng.

Share Pledge Agreement:  Pursuant to the agreement, each of the stockholders of the Company pledged their shares to Huashida to secure their obligations under the Exclusive Technical Service and Business Consulting Agreement.  In addition, the stockholders of the Company agreed not to transfer, sell, pledge, dispose of or create any encumbrance on their interests in the Company that would affect Huashida’s interests.

Call Option Agreement:  Pursuant to the agreement, Huashida has an exclusive option to purchase, or to designate a purchaser, to the extent permitted by PRC law and foreign investment policies, part or all of the equity interests in the Company held by each of the stockholders of the Company.  To the extent permitted by PRC laws, the purchase price for the entire equity interest is approximately $0.16 (RMB1.00) or the minimum amount required by the PRC law or government practice.

20

DRAGONS SOARING LIMITED

Financial Statements for the
Period from December 2, 2011 (Inception) to December 31, 2011 and
Report of Independent Registered Public Accounting Firm

DRAGONS SOARING LIMITED

FINANCIAL STATEMENTS
FOR THE PERIOD FROM DECEMBER 2, 2011 (INCEPTION) TO DECEMBER 31, 2011

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of
Dragons Soaring Limited

We have audited the accompanying balance sheet of Dragons Soaring Limited (the “Company”), as of December 31, 2011, and the related statements of operations, changes in stockholders’ equity, and cash flows for the period from December 2, 2011 (inception) to December 31, 2011.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentations.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dragons Soaring Limited at December 31, 2011, and the results of its operations and its cash flows for the period from December 2, 2011 (inception) to December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Dragons Soaring Limited will continue as a going concern.  As more fully described in Note 5, the Company was formed for the purposes of effecting a merger, capital stock exchange, stock purchase, reorganization or similar business combination with one or more businesses, which if not effected raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Wei, Wei & Co., LLP
New York, New York
March 31, 2012

1

DRAGONS SOARING LIMITED

BALANCE SHEET
DECEMBER 31 2011

ASSETS	US$

Current assets:
Cash (Note2)	$-

Total current assets	-

Deferred registration costs (Note 2)	-

TOTAL ASSETS	$-

LIABILITIES AND STOCKHOLDERS’ EQUITY	US$

Current liabilities:
Accounts Payable (Note 2)	$1,179
Accrued liabilities (Note 2)	3,000

Total current liabilities	4,179

Stockholders’ equity:
Common stock, $1.00 par value per share,
50,000 shares authorized, issued and outstanding	50,000
Less: subscriptions receivable	(50,000)
Accumulated deficit	(4,179)

Total stockholders’ equity	(4,179)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$-

See accompanying notes to financial statements.

2

DRAGONS SOARING LIMITED

STATEMENT OF OPERATIONS
FOR THE PERIOD FROM DECEMBER 2, 2011 (INCEPTION) TO DECEMBER 31, 2011

US$

Revenue	$-

General and administrative expenses	4,179

Net (loss)	$(4,179)

See accompanying notes to financial statements.

3

DRAGONS SOARING LIMITED

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE PERIOD FROM DECEMBER 2, 2011 (INCEPTION) TO DECEMBER 31, 2011 (US$)

	Common Stock		Subscriptions	Accumulated
	Shares	Amount	Receivable	Deficit	Total

Balance, December 2, 2011 (inception), initial capitalization	50,000	$50,000	$(50,000)	$-	$-
Net (loss)	-	-	-	(4,179)	(4,179)

Balance, December 31, 2011	50,000	$50,000	$(50,000)	$(4,179)	$(4,179)

See accompanying notes to financial statements.

4

DRAGONS SOARING LIMITED

STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM DECEMBER 2, 2011 (INCEPTION) TO DECEMBER 31, 2011

US$

Cash flows from operating activities:
Net (loss)	$(4,179)
Change in operating assets and liabilities:
Increase in accounts payable	1,179
Increase in accrued liabilities	3,000

Net cash provided by operating activities	-

Net change in cash	-
Cash, beginning of period	-

Cash, end of period	$-

See accompanying notes to financial statements.

5

DRAGONS SOARING LIMITED

NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM DECEMBER 2, 2011 (INCEPTION) TO DECEMBER 31, 2011

1.             GENERAL

Organization and Business Nature

Dragons Soaring Limited (the “Company”), incorporated in the Territory of the British Virgin Islands (“BVI”) on December 2, 2011, was formed for the purposes of effecting a merger, capital stock exchange, stock purchase, reorganization or similar business combination with one or more businesses.

The Company has selected December 31 as its fiscal year end.

2.            ACCOUNTING POLICIES

Accounts Payable and Accrued Liabilities

Accounts payable represents filing fees incurred by the Company that was paid by a consulting company on its behalf.

Accrued liabilities represents the accrued audit fees.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Income Taxes

According to current BVI income tax law, the applicable income tax rate for the Company is 0%.

6

DRAGONS SOARING LIMITED

NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM DECEMBER 2, 2011 (INCEPTION) TO DECEMBER 31, 2011

2.            ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments

FASB ASC 820, Fair Value Measurements and Disclosures, defines fair value as the price that would be received upon sale of an asset or paid upon transfer of a liability in an orderly transaction between market participants at the measurement date and in the principal or most advantageous market for that asset or liability.  The fair value should be calculated based on assumptions that market participants would use in pricing the asset or liability, not on assumptions specific to the entity.

The carrying values of accounts payable and accrued liabilities approximate fair values due to the short maturity of these financial instruments.

3.             RECENTLY ISSUED ACCOUNTING STANDARDS

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company's financial statements.

4.             GOING CONCERN/RISKS AND UNCERTAINTIES

As of December 31, 2011, the Company has not commenced any operations nor generated any revenue.  All activity for the period from December 2, 2011 (inception) through December 31, 2011 relates to the Company’s formation and preparation for a business combination or transaction.  The Company will not generate any operating revenues until after completion of a business combination or transaction with an operating company. The Company has identified prospective target operating companies and has entered into a stock purchase agreement and a series of VIE agreements.  (See Note 5)

The Company’s ability to commence operations and continue as a going concern is contingent upon obtaining adequate financial resources through its stockholders and its ability to effect the proposed or other similar transactions.

7

DRAGONS SOARING LIMITED

NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM DECEMBER 2, 2011 (INCEPTION) TO DECEMBER 31, 2011

5.             SUBSEQUENT EVENTS

On January 5, 2012, the Company entered into an agreement to acquire 10,000 shares, 100% of ownership at $1.00 per share of Huashi International Holding Group Limited, a company incorporated in Hong Kong on August 10, 2010 with a wholly owned subsidiary of Huashida Information Consulting (Shenzhen) Co., Ltd. (“Wholly Foreign Owned Enterprise” or the “WFOE”).

On January 3, 2012, The WFOE had entered into (i) an Exclusive Technical Service and Business Consulting Agreement; (ii) a Proxy Agreement, (iii) Share Pledge Agreement and, (iv) Call Option Agreement with shareholders of Huludao Hefeng Rescue Equipment Co., Ltd.(“Hefeng”).  The foregoing agreements are collectively referred to as the “Management and Control Agreements.”

The Management and Control Agreements described below allow the WFOE to exercise control over, and derive 95% of economic benefits of Hefeng and receive an additional payment of approximately US$15,800 (RMB 100,000) monthly.

Exclusive Technical Service and Business Consulting Agreement:  Pursuant to the Exclusive Technical Service and Business Consulting Agreement, the WFOE will provide technical support, consulting, training, marketing and operation consulting services to Hefeng.  In consideration for such services, Hefeng has agreed to pay an annual service fee to the WFOE in an amount equal 95% of the company’s annual net income with an additional payment of approximately US$15,800 (RMB 100,000) each month.  The Agreement has an unlimited term and only can be terminated upon the written notices agreed to by both parties.

Proxy Agreement: Pursuant to the Proxy Agreement, the shareholders of Hefeng agree to irrevocably entrust the WFOE to designate a qualified person acceptable under PRC law and foreign investment policies, part or all of the equity interests in Hefeng held by the stockholders of Hefeng.

Share Pledge Agreement:  Pursuant to the agreement, each of the stockholders of Hefeng pledged their shares in Hefeng, respectively, to the WFOE, to secure their obligations under the Exclusive Technical Service and Business Consulting Agreement.  In addition, the stockholders of Hefeng agreed not to transfer, sell, pledge, dispose of or create any encumbrance on their interests in Hefeng that would affect the WFOE’s interests.

8

DRAGONS SOARING LIMITED
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD FROM DECEMBER 2, 2011 (INCEPTION) TO DECEMBER 31, 2011

5.             SUBSEQUENT EVENTS (continued)

Call Option Agreement:  Pursuant to the agreement, the WFOE has an exclusive option to purchase, or to designate a purchaser, to the extent permitted by PRC law and foreign investment policies, part or all of the equity interests in Hefeng held by each of the stockholders.  To the extent permitted by PRC laws, the purchase price for the entire equity interest is approximately US$0.16 (RMB1.00) or the minimum amount required by PRC law or government practice.

9

DRAGONS SOARING LIMITED AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2012 AND 2011

DRAGONS SOARING LIMITED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
MARCH 31, 2012 AND DECEMBER 31, 2011

ASSETS	March 31, 2012	December 31 2011
	(Unaudited)
Current assets:
Cash	$4,256,507	$3,130,799
Accounts receivable	275,094	366,671
Prepaid expenses and other current assets	66,845	49,926
Total current assets	4,598,446	3,547,396
Fixed Assets	73,366	71,301
Less: accumulated depreciation	(35,924)	(29,943)
Fixed Assets, net	37,442	41,358
TOTAL ASSETS	$4,635,888	$3,588,754

See accompanying notes to the consolidated financial statements.

1

DRAGONS SOARING LIMITED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
MARCH 31, 2012 AND DECEMBER 31, 2011

LIABILITIES AND STOCKHOLDERS' EQUITY	March 31, 2012	December 31 2011
	(Unaudited)
Current liabilities:
Accounts payable	$928,230	$708,742
Advances from customers	94,228	3,535
Deferred revenue	132,270	139,236
Loans from stockholders	24,800	161,765
Accrued expenses and other payables	445,371	389,954
Total current liabilities	1,624,899	1,403,232
Stockholders’ equity:
Common stock, $1 par value; 50,000 shares authorized; 50,000 shares issued and outstanding	50,000	50,000
Less: subscriptions receivable	(50,000)	(50,000)
Registered capital	99,535	99,535
Retained earnings	2,658,120	1,900,480
Statutory reserve fund	35,031	35,031
Other comprehensive income	70,225	41,397
	2,862,911	2,076,443
Noncontrolling interests	148,078	109,079
Total stockholders’ equity	3,010,989	2,185,522
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,635,888	$3,588,754

See accompanying notes to the consolidated financial statements.

2

DRAGONS SOARING LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME
AND OTHER COMPREHENSIVE INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2012 AND 2011  (unaudited)

	2012	2011
Sales	$671,783	$1,073,747
Cost of sales	(570,766)	(607,553)
Gross profit	101,017	466,194
Commission revenue
Commissions	1,613,150	202,501
Rental commissions-related party	23,532	-
	1,737,699	668,695
Operating expenses:
Selling and marketing	599,342	147,450
General and administrative	77,512	24,487
Total operating expenses	676,854	171,937
Income before provision for income taxes	1,060,845	496,758
Provision for income taxes	265,717	124,189
Net income before noncontrolling interests	795,128	372,569
Noncontrolling interests	37,488	18,628
Net income attributable to common stockholders	757,640	353,941
Other comprehensive income:
Foreign currency translation adjustment	30,338	4,151
Total comprehensive income	$787,978	$358,092

See accompanying notes to the consolidated financial statements.

3

DRAGONS SOARING LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2012 AND 2011 (unaudited)

	2012	2011
Cash flows from operating activities:
Net income	$795,128	$372,569
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation	5,794	5,231
Change in operating assets and liabilities:
Decrease (increase) in accounts receivable	91,577	(294,538)
(Increase) in prepaid expenses and other current assets	(16,919)	(3,252)
Increase in accounts payable	219,488	192,584
Increase (decrease) in advances from customer	90,693	(17,768)
(Decrease) in deferred revenue	(6,966)	(1,485)
Increase in accrued expenses and other payables	55,417	248
Net cash provided by operating activities	1,234,212	253,589
Cash flows from investing activities:
Purchase of fixed assets	(1,612)	(5,465)
Cash flows from financing activities:
Repayment of stockholder loans	(138,699)	-
Proceeds from stockholder loans	1,734	-
Net cash (used in) financing activities	(136,965)	-
Effect of exchange rate changes on cash	30,073	3,780
Net increase in cash	1,125,708	251,904
Cash, beginning of period	3,130,799	1,368,827
Cash, end of period	$4,256,507	$1,620,731

See accompanying notes to the consolidated financial statements.

4

DRAGONS SOARING LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
FOR THE THREE MONTHS ENDED MARCH 31, 2012 AND 2011 (unaudited)

	2012	2011
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$219,561	$142,832
Cash paid for interest	$-	$-

See accompanying notes to the consolidated financial statements.

5

1.            ORGANIZATION

Dragons Soaring Limited (“Dragons”), incorporated in the Territory of the British Virgin Islands (“BVI”) on December 2, 2011, was formed for the purposes of effecting a merger, capital stock exchange, stock purchase, reorganization or similar business combination with one or more businesses.

On January 5, 2012, Dragons acquired 10,000 shares, 100% of the issued and outstanding shares at $1.00 per share of Huashi International Holding Group Limited (“Huashi International”), a company incorporated in Hong Kong on August 10, 2010.  Huashi International became a wholly-owned subsidiary of Dragons.

Huludao Hefeng Rescue Equipment Co., Ltd. (“Huludao Rescue”) is an entity in the Peoples’ Republic of China (“PRC”) formed on May 11, 2010 with registered capital of $73,200.  Huludao Rescue specializes in designing rescue equipment and security monitoring systems, provides product maintenance, and personnel training for product users. Huludao Rescue also introduces customers to rescue equipment manufacturers for rescue equipment purchases and rentals. Huludao Rescue’s main products are the design of rescue equipment and security monitoring systems, which are used for workers in underground mines until rescued when there is a mining accident.

On January 3, 2012, Huashida Information Consulting (Shenzhen) Co. Ltd. (“Huashida Consulting” or “WFOE”), a wholly-owned subsidiary of Huashi International entered into a series of contractual arrangements (“VIE agreements”). The VIE agreements include (i) an Exclusive Technical Service and Business Consulting Agreement; (ii) a Proxy Agreement, (iii) Share Pledge Agreement and, (iv) Call Option Agreement with shareholders of Huludao Rescue.

Exclusive Technical Service and Business Consulting Agreement:  Pursuant to the Exclusive Technical Service and Business Consulting Agreement, the WFOE will provide technical support, consulting, training, marketing and operation consulting services to Huludao Rescue.  In consideration for such services, Huludao Rescue has agreed to pay an annual service fee to the WFOE in an amount equal 95% of Huludao Rescue’s annual net income with an additional payment of approximately US$15,800 (RMB 100,000) each month.  The Agreement has an unlimited term and only can be terminated upon the written notices agreed to by both parties.

6

1.            ORGANIZATION (continued)

Proxy Agreement: Pursuant to the Proxy Agreement, the shareholders of Huludao Rescue agree to irrevocably entrust the WFOE to designate a qualified person acceptable under PRC law and foreign investment policies, part or all of the equity interests in Huludao Rescue held by the stockholders of Huludao Rescue.

Share Pledge Agreement:  Pursuant to the Share Pledge agreement, each of the stockholders of Huludao Rescue pledged their shares in Huludao Rescue, respectively, to the WFOE, to secure their obligations under the Exclusive Technical Service and Business Consulting Agreement.  In addition, the stockholders of Huludao Rescue agreed not to transfer, sell, pledge, dispose of or create any encumbrance on their interests in Huludao Rescue that would affect the WFOE’s interests.

Call Option Agreement:  Pursuant to the Call Option agreement, the WFOE has an exclusive option to purchase, or to designate a purchaser, to the extent permitted by PRC law and foreign investment policies, part or all of the equity interests in Huludao Rescue held by each of the stockholders.  To the extent permitted by PRC laws, the purchase price for the entire equity interest is approximately US$0.16 (RMB1.00) or the minimum amount required by PRC law or government practice.

As a result of the entry into the foregoing agreements, the Company has a corporate structure which is set forth below:

7

2.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting and Presentation

Pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810, “Consolidation” (“ASC 810”), Dragons is required to include in its consolidated financial statements the financial statements of its variable interest entities (“VIEs”).  ASC 810 requires a VIE to be consolidated by a company if that company is subject to a majority of the risk of loss for the VIE or is entitled to receive a majority of the VIE’s residual returns.  VIEs are those entities in which a company, through contractual arrangements, bears the risk of, and enjoys the rewards normally associated with ownership of the entity, and therefore the company is the primary beneficiary of the entity.

The accompanying consolidated financial statements have been prepared on the accrual basis in accordance with accounting principles generally accepted in the United States of America.  The unaudited financial statements for the three months ended March 31, 2012, include Dragons, Huashi International and its wholly owned subsidiary, Huashida Consulting and its VIE, Huludao Rescue.  The unaudited financial statements for the three months ended March 31, 2011, include Huashi International and its wholly owned subsidiary, Huashida Consulting and its VIE, Huludao Rescue for comparative purpose only, as Dragons was not in existence at that time. All significant intercompany accounts and transaction has been eliminated in consolidation when applicable.

All consolidated financial statements and notes to the consolidated financial statements are presented the United States dollar (“US Dollar” or “US$” or “$”).

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimates.

8

2.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Foreign Currency Translations

Almost all of the Company’s assets are located in the PRC.  The functional currency for the majority of the operations is the Renminbi (“RMB”).  For Huashi International, the functional currency for its majority of the operations is the Hong Kong Dollar (“HKD”) and US Dollar.  The Company uses the US Dollar for financial reporting purposes.  The consolidated financial statements of the Company have been translated into US dollars in accordance with FASB ASC 830, “Foreign Currency Matters.”  All asset and liability accounts have been translated using the exchange rate in effect at the balance sheet date.

Equity accounts have been translated at their historical exchange rates when the capital transactions occurred.  Statement of income and other comprehensive income amounts have been translated using the average exchange rate for the period presented.  Adjustments resulting from the translation of the Company’s consolidated financial statements are recorded as other comprehensive income.

The exchange rates used to translate amounts in RMB and HKD into US dollars for the purposes of preparing the consolidated financial statements are as follows:

	March 31, 2012		December 31, 2011		March 31, 2011
	RMB	HKD	RMB	HKD	RMB	HKD
Balance sheet items, except for stockholders’ equity, as of period end	0.1581	0.1288	0.1571	0.1287	N/A	N/A
Amounts included in the statement of income and statement of cash flows for the period	0.1582	0.1288	N/A	N/A	0.1518	0.1284

9

2.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Foreign Currency Translations (continued)

For the three months ended March 31, 2012 and 2011, foreign currency translation adjustments of $30,338 and $4,151 have been reported as other comprehensive income.

Although government regulations now allow convertibility of the RMB for current account transactions, significant restrictions still remain. Hence, such translations should not be construed as representations that the RMB could be converted into US dollars at that rate or any other rate.

The value of the RMB against the US dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions.  Any significant revaluation of the RMB may materially affect the Company’s financial condition in terms of US dollar reporting.

Revenue and Cost Recognition

The Company’s primary sources of revenues are derived from (a) design of security monitoring systems and rescue equipment, including rescue capsules for coal mine companies, (b) commissions from introducing customers to manufacturers for the purchase of rescue equipment that will be used in the mining industry, (c) rental commissions from introducing customers to companies for the rental of rescue capsules, which provide a temperate space for workers in an underground mine until rescued when there is a mining accident, and (d) revenues from providing maintenance and personnel training services to product users.  The Company’s revenue recognition policies comply with the U.S. Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) 104 and Statement of Position (“SOP”) 81-1, “Accounting for Performance of Construction-Type and Certain Production-Type Contracts.”  In general, the Company recognizes revenue when there is persuasive evidence of an arrangement, the fee is fixed or determinable, the products or service have been delivered and collectability of the resulting receivable is reasonably assured.

10

2.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue and Cost Recognition (continued)

Revenues from the design of security monitoring systems and rescue equipment with major customization, modification and development are recorded primarily under the percentage-of-completion method, in accordance with Accounting Research Bulletin (“ARB”) 45, “Long-Term Construction-Type Contracts” and SOP 81-1.  Profits recognized on contracts in process are based upon estimated contract revenue and related total cost of the project at completion.  The extent of progress toward completion is generally measured based on the ratio of actual cost incurred to total estimated cost at completion. Contract costs include all direct material, direct labor, subcontractor costs and those indirect costs related to contract performance.  If the contract provides services that are considered essential to the functionality of the rescue equipment and the security monitoring system, both the rescue product revenue and services are recognized under contract accounting in accordance with the provisions of SOP 81-1.

“Costs and estimated earnings in excess of billings on uncompleted contracts” are recorded as an asset when revenues are recognized in excess of amounts billed.  “Billings in excess of costs and estimated earnings on uncompleted contracts” are recorded as a liability when billings are in excess of revenues recognized.  At March 31, 2012 and December 31, 2011, amounts over billed or under billed on uncompleted contracts were not material.

The Company makes recommendations to its customers for the manufacture and purchases of rescue equipment and for the rental of rescue capsules from third party suppliers and lessors within the cost range specified by its customers, or the Company can determine the rescue equipment to be used for specific projects based on the contract terms.  For rescue equipment used in projects that is purchased and leased from third parties, the Company generally receives a pre-negotiated commission from the third party manufacturers once the contract for the rescue equipment is signed by the customers and the manufacturer receives the initial deposit. Rental commissions are received annually in advance and recognized monthly over the term of the lease agreements between third party manufacturers and customers.

11

2.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Vulnerability Due to Operations in PRC

The Company’s operations may be adversely affected by significant political, economic and social uncertainties in the PRC.  Although the PRC government has been pursuing economic reform policies for more than twenty years, no assurance can be given that the PRC government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption or unforeseen circumstances affecting the PRC’s political, economic and social conditions.  There is also no guarantee that the PRC government’s pursuit of economic reforms will be consistent or effective.

Advertising Cost

Advertising costs are charged to operations when incurred. Advertising costs were $17,798 and $1,581 for the three months ended March 31, 2012 and 2011, respectively.

Fair Value of Financial Instruments

Financial instruments include accounts receivable, accounts payable, loans from stockholders, accrued expenses and other payables.  As of March 31, 2012 and December 31, 2011, the carrying values of these financial instruments approximated their fair values due to the short term nature of these financial instruments.

Cash and Cash Equivalents

The Company considers all demand and time deposits and all highly liquid investments with an original maturity of three months or less to be cash equivalents.

12

2.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Accounts Receivable

Accounts receivable is stated at cost, net of an allowance for doubtful accounts.  Receivables outstanding longer than the payment terms are considered past due.  The Company maintains an allowance for doubtful accounts for estimated losses resulting from the failure of customers to make required payments.  The Company reviews the accounts receivable on a periodic basis and makes allowances where there is doubt as to the collectability of the outstanding balance.  In evaluating the collectability of an individual receivable balance, the Company considers many factors, including the age of the balance, the customer’s payment history, its current credit-worthiness and current economic trends.  The Company considers all accounts receivable at March 31, 2012 and December 31, 2011 to be fully collectible and, therefore, did not provide for an allowance for doubtful accounts.  For the periods presented, the Company did not write off any accounts receivable as bad debts.

Fixed Assets

Fixed assets are recorded at cost, less accumulated depreciation.  Cost includes the prices paid to acquire the assets, and any expenditure that substantially increase the assets value or extends the useful life of an existing asset.  Depreciation is computed using the straight-line method over the estimated useful lives of the assets.  Major repairs and betterments that significantly extend original useful lives or improve productivity are capitalized and depreciated over the periods benefited.  Maintenance and repairs are generally expensed as incurred.

The estimated useful lives for fixed assets are as follows:

Machinery and equipment	3 years
Fixtures and furniture	5 years

Advances from Customers

Advances from customers primarily consist of deposits received from customers by the Company for the design of the rescue equipment and monitoring systems.

13

2.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Deferred Revenue

Deferred revenue includes a) rental commissions received from the related party for introducing customers who rent mining rescue capsules; b) maintenance service fees received in advance from customers for maintenance services of rescue equipment and security monitoring systems.  These payments received but not yet earned are recognized as deferred revenue on the balance sheets.

Loans from Stockholders

Loans from stockholders, representing advances from stockholders, are non-interest bearing and are due on demand.

Impairment of Long-lived Assets

The Company applies FASB ASC 360, “Property, Plant and Equipment,” which addresses the financial accounting and reporting for the recognition and measurement of impairment losses for long-lived assets.  In accordance with ASC 360, long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  The Company may recognize the impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to these assets.  No impairment of long-lived assets was recognized for three months ended March 31, 2012 and 2011.

14

2.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

The Company accounts for income taxes in accordance with FASB ASC 740, “Income Taxes” (“ASC 740”), which requires the recognition of deferred income taxes for differences between the basis of assets and liabilities for financial statement and income tax purposes.  Deferred tax assets and liabilities represent the future tax consequences for those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.  Deferred taxes are also recognized for operating losses that are available to offset future taxable income.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

ASC 740 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under ASC 740, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position would be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. ASC 740 also provides guidance on de-recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, and accounting for interest and penalties associated with tax positions.  As of March 31, 2012 and December 31, 2011, the Company does not have a liability for any unrecognized tax benefits. 2011 tax filing is still open for examination.

Statutory Reserve Fund

Pursuant to corporate law of the PRC, the Company is required to transfer 10% of its net income, as determined under PRC accounting rules and regulations, to a statutory reserve fund until such reserve balance reaches 50% of the Company’s registered capital.  The statutory reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or used to increase registered capital, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital.  The Company has fully funded the statutory reserve fund.

15

3.            RECENTLY ISSUED ACCOUNTING STANDARDS

In December 2011, the FASB issued Accounting Standards Update (“ASU”) No. 2011-11, “Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities” (“ASU 2011-11”).  The amendments in this ASU require an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position.  An entity is required to apply the amendments for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. An entity should provide the disclosures required by those amendments retrospectively for all comparative periods presented.  The Company does not expect that the adoption of ASU 2011-11 will have a significant, if any, impact on the Company’s consolidated financial statements.

In September 2011, the FASB issued Accounting Standards Update No. 2011-08, “Testing Goodwill for Impairment” (“ASU No. 2011-08”), which allows entities to use a qualitative approach to test goodwill for impairment. ASU No. 2011-08 permits an entity to first perform a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. If it is concluded that this is the case, it is necessary to perform the currently prescribed two-step goodwill impairment test. Otherwise, the two-step goodwill impairment test is not required. ASU No. 2011-08 is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. The adoption of the provisions of ASU No. 2011-08 did not have a material impact on the Company’s consolidated financial statements.

16

3.            RECENTLY ISSUED ACCOUNTING STANDARDS (continued)

In June 2011, the FASB issued Accounting Standards Update No. 2011-05, “Presentation of Comprehensive Income” (“ASU No. 2011-05”), which improves the comparability, consistency, and transparency of financial reporting and increases the prominence of items reported in other comprehensive income (“OCI”) by eliminating the option to present components of OCI as part of the statement of changes in stockholders’ equity. The amendments in this standard require that all nonowner changes in stockholders’ equity be presented either in a single continuous statement of comprehensive income or in two separate but consecutive statements. Subsequently in December 2011, the FASB issued Accounting Standards Update No. 2011-12, “Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income” (“ASU No. 2011-12”), which indefinitely defers the requirement in ASU No. 2011-05 to present on the face of the financial statements reclassification adjustments for items that are reclassified from OCI to net income in the statement(s) where the components of net income and the components of OCI are presented. The amendments in these standards do not change the items that must be reported in OCI, when an item of OCI must be reclassified to net income, or change the option for an entity to present components of OCI gross or net of the effect of income taxes. The amendments in ASU No. 2011-05 and ASU No. 2011-12 are effective for interim and annual periods beginning after December 15, 2011 and are to be applied retrospectively. The adoption of the provisions of ASU No. 2011-05 and ASU No. 2011-12 did not have a material impact on the Company’s consolidated financial statements.

In May 2011, the FASB issued Accounting Standards Update No. 2011-04, “Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs” (“ASU No. 2011-04”), which amends current guidance to result in common fair value measurements and disclosures between accounting principles generally accepted in the United States and International Financial Reporting Standards. The amendments explain how to measure fair value. They do not require additional fair value measurements and are not intended to establish valuation standards or affect valuation practices outside of financial reporting. ASU No. 2011-04 clarifies the application of certain existing fair value measurement guidance and expands the disclosures for fair value measurements that are estimated using significant unobservable inputs (Level 3 inputs, as defined in Note 7). The amendments in ASU No. 2011-04 are effective for interim and annual periods beginning after December 15, 2011. The adoption of the provisions of ASU No. 2011-04 did not have a material impact on the Company’s consolidated financial statements.

17

4.            FIXED ASSETS

Fixed assets at March 31, 2012 and December 31, 2011 are summarized as follows:

	March 31, 2012	December 31, 2011
Machinery and equipment	$66,916	$64,891
Fixtures and furniture	6,450	6,410
	73,366	71,301
Less: Accumulated depreciation	(35,924)	(29,943)
Fixed assets, net	$37,442	$41,358

Depreciation expense charged to operations for the three months ended March 31, 2012 and 2011 was $5,794 and $5,231, respectively.

5.            LEASE OBLIGATIONS

The Company leases one of its offices at a monthly rental of approximately $2,100 under an operating lease which expired on April 30, 2012 and was renewed to April 30, 2014 at a monthly rental of approximately $2,200.  The Company leases another office at a monthly rental of approximately $1,100, under an operating lease expiring on December 31, 2014. The minimum future rentals under these leases as of March 31, 2012 are as follows:

Year Ending
December 31,	Amount
2012	$29,712
2013	39,768
2014	22,056
$91,536

Rent expense charged to operations for the three months ended March 31, 2012 and 2011 was $9,600 and $9,600, respectively.

18

6.            RELATED PARTY TRANSACTION

Leasing commissions are received from Heilongjiang Hefeng Rescue Equipment Co., Ltd (Heilongjiang Hefeng), for introducing customers who rent mining rescue capsules.  The Company’s majority shareholder, Mr. Baoyuan Zhu is also the owner of Heilongjiang Hefeng.  The Company recognizes lease commission revenue monthly when earned, which is based on a percentage of annual prepaid rent over the lease period.  For the three months ended March 31, 2012 and 2011, lease commission generated from Heilongjiang Hefeng was $23,532 and $0, respectively.

The following table presents the future lease commissions to be earned from this related party:

Year Ending December 31,	Amount
2012	$100,852
2013	134,470
2014	134,470
2015	134,470
2016	134,470
Thereafter	457,791
$1,096,523

7.            FAIR VALUE MEASUREMENTS

FASB ASC 820, “Fair Value Measurements and Disclosures,” specifies a hierarchy of valuation techniques based upon whether the inputs to those valuation techniques reflect assumptions other market participants would use based upon market data obtained from independent sources (observable inputs).  In accordance with ASC 820, the following summarizes the fair value hierarchy:

19

7.            FAIR VALUE MEASUREMENTS (continued)

Level 1 Inputs – Unadjusted quoted market prices for identical assets and liabilities in an active market that the Company has the ability to access.

Level 2 Inputs – Inputs other than the quoted prices in active markets that are observable either directly or indirectly.

Level 3 Inputs – Inputs based on prices or valuation techniques that are both unobservable and significant to the overall fair value measurements.

ASC 820 requires the use of observable market data, when available, in making fair value measurements.  When inputs used to measure fair value fall within different levels of the hierarchy, the level within which the fair value measurement is categorized is based on the lowest level input that is significant to the fair value measurements.  Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.  The Company did not identify any assets or liabilities that are required to be presented on the consolidated balance sheets at fair value.

8.            INCOME TAXES

The provision for income taxes consisted of the following for the three months ended March 31, 2012 and 2011:

	2012	2011
Current	$265,717	$124,189
Deferred	-	-
	$265,717	$124,189

The Company’s effective tax rate was the same as the statutory rate of 25% for the three months ended March 31, 2012 and 2011.  Huludao Rescue’s tax filings for the period from May 11, 2010 (inception) through December 31, 2010 were examined by the tax authorities in April 2011.  The tax filings were accepted and no adjustments were proposed by the tax authorities. None of the other entities have any prior years open to examination.

20

9.            CONCENTRATION OF CREDIT RISK

Substantially all of the Company’s bank accounts are in banks located in the PRC and are not covered by protection similar to that provided by the FDIC on funds held in United States banks.

10.          SIGNIFICANT CUSTOMERS

The Company has three major customers, two of them accounted for 59% of accounts receivable and 60% of sales for the three months ended March 31, 2012; and three customers accounted for 68% of accounts receivable and 21% of sales for the three months ended March 31, 2011.

11.          SUBSEQUENT EVENTS

On June 15, 2012, a share exchange agreement (“Share Exchange Agreement”) was signed among Bridgeway Acquisition Corp., a Delaware corporation (“Bridgeway”), the Company, Bosch Equities, L.P., a California limited partnership (“Majority Shareholder”), and the shareholders of Dragons (“Dragons Shareholders”).  The closing of the transaction (“Closing”) took place on June 15, 2012 (“Closing Date”).

On the Closing Date, pursuant to the terms of the Share Exchange Agreement, Bridgeway acquired 100% of the issued and outstanding shares of the Company from the Company Shareholders in exchange for the issuance of 31,920,000 shares of Bridgeway (the “Exchange”). On the Closing Date, the Company became a wholly-owned subsidiary of Bridgeway.

The share exchange transaction constituted a reverse merger transaction. The Company is considered the acquirer for accounting and financial reporting purposes.  The assets and liabilities of the acquired entity will be brought forward at their book value and no goodwill will be recognized.

21

Unaudited Pro Forma Condensed Consolidated Financial Information

On January 3, 2012, Huashida Information Consulting (Shenzhen) Co. Ltd. (“Huashida Consulting”) entered into a series of contractual arrangements (“VIE agreements”) pursuant to which 95% of the economic benefits of Huludao Hefeng Rescue Equipment Co. Ltd. (“Huludao Rescue), a company in the Peoples’ Republic of China (“PRC”), would flow directly to Huashida Consulting and Huashida Consulting receives an additional payment of approximately US$15,800 (RMB 100,000) monthly.  Huashida Consulting is a wholly-owned subsidiary of Huashi International Holdings Group Limited (“Huashi International”).  On January 5, 2012, Dragons Soaring Limited, a British Virgin Islands company (“Dragons”) acquired 100% of the issued and outstanding shares of Huashi International and Huashi International became a wholly-owned subsidiary of Dragons.

On June 15, 2012, a share exchange agreement (“Share Exchange Agreement”) was signed among Bridgeway Acquisition Corp., a Delaware corporation (“Bridgeway”), Dragons, Bosch Equities, L.P., a California limited partnership, the majority shareholder of Bridegeway prior to this transaction (“Majority Shareholder”), and the shareholders of Dragons (“Dragons Shareholders”).  The closing of the transaction (“Closing”) took place on June 15, 2012 (“Closing Date”).

On June 14, 2012, Bridgeway issued 880,000 shares of common stock to Bosch Equities, L.P. in consideration for cancelling approximately $8,088 in debt of Bridgeway owed to Bosch Equities, L.P.

On the Closing Date, pursuant to the terms of the Share Exchange Agreement, Bridgeway acquired 100% of the issued and outstanding shares of Dragons from the Dragons Shareholders in exchange for the issuance of 31,920,000 shares of Bridgeway (the “Exchange”).  On the Closing Date, Dragons became a wholly-owned subsidiary of Bridgeway.

The share exchange transaction constituted a reverse takeover transaction.  Dragons is considered the acquirer for accounting and financial reporting purposes.  The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

The following unaudited pro forma condensed consolidated income statements have been derived from the unaudited statement of operations of Bridgeway for the three months ended January 31, 2012, audited statement of operations of Bridgeway for the year ended October 31, 2011, the unaudited consolidated statement of operations of Dragons for the three months ended March 31, 2012, the audited statement of operations of Dragons for the period from December 2, 2011 (inception) to December 31, 2011, the unaudited statement of operations of Huashi International for the year ended December 31, 2011, the unaudited statement of operations of Huashida Consulting for the year ended December 31, 2011 and the audited statement of income and other comprehensive income of Huludao Rescue for the year ended December 31, 2011 and adjusts such information to give the effect as if the foregoing transactions occurred on January 1, 2012 and 2011 for the three months ended March 31, 2012 and for the year ended December 31, 2011, respectively.

The following unaudited pro forma consolidated balance sheet has been derived from the unaudited balance sheet of Bridgeway as of January 31, 2012, the unaudited consolidated balance sheet of Dragons as of March 31, 2012, and adjusts such information to give the effect as if the foregoing transactions occurred on March 31, 2012.

All of the following financial statements are presented in U.S. dollars.

22

Unaudited Pro Forma Condensed Consolidated Income Statements
For the three months ended March 31, 2012
(U.S. Dollars)

	Bridgeway	Dragons	Pro Forma Adjustments
	(A)	(B)	Debits	Credits	Pro Forma
Sales	$-	$671,783	$-	$-	$671,783
Cost of Sales	-	(570,766)	-	-	(570,766)
Gross profit	-	101,017	-	-	101,017
Commissions	-	1,613,150	-	-	1,613,150
Huashida consulting fee	-	-	-	-	-
Rental commissions - related party	-	23,532	-	-	23,532
Income before operating expenses and provision for income taxes	-	1,737,699	-	-	1,737,699
Operating expenses
Selling and marketing	-	599,342	-	-	599,342
General and administrative	350	77,512	-	-	77,862
Total operating expenses	350	676,854	-	-	677,204
Income (loss) before provision for income taxes	(350)	1,060,845	-	-	1,060,495
Provision for income taxes	-	265,717	-	-	265,717
Net income (loss) before noncontrolling interests	(350)	795,128	-	-	794,778
Noncontrolling interests	-	37,488	-	-	37,488
Net income (loss) attributable to controlling interests	$(350)	$757,640	$-	$-	$757,290
Net income (loss) per share, basic and diluted	$(0.00)				$0.02
Weighted average shares outstanding, basic and diluted	800,000		880,000 31,920,000		33,600,000

23

Unaudited Pro Forma Condensed Consolidated Income Statements
For the year ended December 31, 2011
(U.S. Dollars)

	Bridgeway	Dragons	Huashi International	Huashida Consulting	Huludao Rescue		Pro Forma Adjustments
	(A)	(C)	(D)	(E)	(F)		Debits		Credits	Pro Forma
Sales	$-	$-	$-	$-	$3,284,543		$-		$-	$3,284,543
Cost of Sales	-	-	-	-	(2,284,244)		-		-	(2,284,244)
Gross profit	-	-	-	-	1,000,299		-		-	1,000,299
Commissions	-	-	-	-	2,456,612		-		-	2,456,612
Huashida consulting fee	-	-	-	-	-	(L)	185,400	(J)	185,400	-
Rental commissions - related party	-	-	-	-	18,540		-		-	18,540
Income before operating expenses and provision for income taxes	-	-	-	-	3,475,451		185,400		185,400	3,475,451
Operating expenses
Selling and marketing	-	-	-	-	1,089,442		-		-	1,089,442
General and administrative	11,588	4,179	10,520	9,475	160,085	(J)	185,400	(L)	185,400	195,847
Total operating expenses	11,588	4,179	10,520	9,475	1,249,527		185,400		185,400	1,285,289
Income (loss) before provision for income taxes	(11,588)	(4,179)	(10,520)	(9,475)	2,225,924		-		-	2,190,162
Provision for income taxes	-	-	-	-	553,738	(K)	43,881	(K)	46,350	551,269
Net income (loss) before noncontrolling interests	(11,588)	(4,179)	(10,520)	(9,475)	1,672,186		43,881		46,350	1,638,893
Noncontrolling interests	-	-	-	-	-		-	(M)	76,677	76,677
Net income (loss) attributable to controlling interests	$(11,588)	$(4,179)	$(10,520)	$(9,475)	$1,672,186		$43,881		$30,327	$1,562,216
Net income (loss) per share, basic and diluted	$(0.00)									$0.05
Weighted average shares outstanding, basic and diluted	800,000						880,000 31,920,000			33,600,000

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Unaudited Pro Forma Consolidated Balance Sheet at March 31, 2012
(U.S. Dollars)

	Bridgeway	Dragons		Pro Forma Adjustments
ASSETS	(A)	(B)		Debits		Credits	Pro Forma
Current assets:
Cash	$-	$4,256,507		$-		$-	4,256,507
Accounts receivable	-	275,094		-		-	275,094
Prepaid expenses and other current assets	-	66,845		-		-	66,845
Total current assets	-	4,598,446		-		-	4,598,446
Property, plant and equipment, net	-	37,442		-		-	37,442
TOTAL ASSETS	$-	$4,635,888		$-		$-	$4,635,888
LIABILITIES AND STOCKHOLDERS’ EQUITY(DEFICIENCY)
Current liabilities:
Accounts payable	$8,088	$928,230	(I)	$8,088		$-	$928,230
Advances from customers	-	94,228		-		-	94,228
Deferred revenue	-	132,270		-		-	132,270
Loans from stockholders	-	24,800		-		-	24,800
Accrued expenses and other payables	350	445,371	(I)	350		-	445,371
Total current liabilities	8,438	1,624,899		8,438		-	1,624,899
Stockholders' equity (deficiency):
Common stock, $.0001 Par; 300,000,000 shares authorized; 33,600,000 shares issued and outstanding	80	50,000	(G)	46,720		-	3,360
Less: subscriptions receivable	-	(50,000)		-	(G)	50,000	-
Registered capital	-	99,535	(G)	99,535		-	-
Additional paid-in capital	7,920	-	(H)	16,438	(G)	46,720	96,175
			(G)	50,000	(G)	99,535
				-	(I)	8,438
Retained earnings	(16,438)	2,658,120		-	(H)	16,438	2,658,120
Statutory reserve fund	-	35,031		-		-	35,031
Other comprehensive income	-	70,225		-		-	70,225
Stockholders' equity (deficiency) before noncontrolling interests	(8,438)	2,862,911		212,693		221,131	2,862,911
Noncontrolling interests	-	148,078		-		-	148,078
Total stockholders' equity (deficiency)	(8,438)	3,010,989		212,693		221,131	3,010,989
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY(DEFICIENCY)	$-	$4,635,888		$221,131		$221,131	$4,635,888

25

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information:

On June 15, 2012, Bridgeway entered into a Share Exchange Agreement with Dragons, a British Virgin Islands company, and its shareholders. Pursuant to the terms of the Share Exchange Agreement, Bridgeway acquired 100% of the issued and outstanding capital stock of Dragons in exchange for the issuance of 31,920,000 shares of Bridgeway’s common stock, constituting 95% of its issued and outstanding stock.  As a result of the Share Exchange, Dragons became Bridgeway’s wholly-owned subsidiary.  Bridgeway assumes the business and operations of Huludao Rescue, which Dragons controls through an entrusting agreement.

Assumptions and Adjustments:

(A)	Historical financial statements of Bridgeway as of January 31, 2012 and for the year ended October 31, 2011. Differences in value at January 31, 2012 and March 31, 2012 were immaterial.
(B)	Historical consolidated financial statements of Dragons and subsidiaries.
(C)	Historical financial statements of Dragons.
(D)	Historical financial statements of Huashi International.
(E)	Historical financial statements of Huashida Consulting.
(F)	Historical financial statements of Huludao Rescue.
(G)
Adjustments to reflect Share Exchange in the reverse merger transaction.  On June 15, 2012, Bridgeway issued 31,920,000 shares of common stock to Dragons’ shareholders.  On June 14, 2012, Bridgeway issued 880,000 shares of common stock to Bosch Equities, L.P. in consideration for cancelling approximately $8,088 in debt of Bridgeway owed to Bosch Equities, L.P.  There were 33,600,000 shares of common stock outstanding after the Share Exchange transaction.

(H)	Adjustment to retained earnings to reflect the reverse merger.
(I)	Adjustments to reflect cancellation and payment of liabilities by Bridgeway prior to the reverse merger in accordance with the Share Exchange Agreement.
(J)	Adjustments to reflect the consulting fee paid by Huludao Rescue to Huashida Consulting per the VIE agreement.
(K)	Adjustments to reflect the income tax effect of the consulting fee paid by Huludao Rescue to Huashida Consulting per the VIE agreement.
(L)	Adjustments to reflect elimination of the intercompany consulting fee.
(M)	Adjustments to record the noncontrolling interests.

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